UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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NAVITAS SEMICONDUCTOR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

September 30, 2022

Dear Navitas stockholder:

You are cordially invited to attend the first annual stockholders’ meeting of Navitas Semiconductor Corporation, to be held on November 10, 2022, commencing at 9:30 a.m., Pacific Time, at our newly renovated offices located at 3520 Challenger St., Torrance, CA 90503. The matters to be acted upon at the meeting are described in the attached Notice of Annual Stockholders’ Meeting and Proxy Statement, which follows this letter.

All Navitas stockholders of record at the close of business on September 19, 2022, the record date, are entitled to attend and vote at the annual meeting. If you were a beneficial holder as of the record date (i.e. if you hold your shares in “street name” through a broker, bank or other intermediary), you are also invited to attend the meeting, but in order to vote at the meeting you must obtain a legal proxy from the holder of record, as described further in the proxy statement.

Your vote on the business to be considered at the meeting is important, regardless of the number of shares you own. Whether or not you plan to attend the meeting, please submit your proxy or voting instructions as soon as possible using one of the voting methods described in the accompanying proxy statement, so that your shares will be represented at the meeting. Submitting your proxy or voting instructions by any of these methods will not affect your right to attend the meeting and, for stockholders of record, to vote your shares at the meeting if you wish to do so.

Sincerely yours,
Gene Sheridan
Chair of the Board, President and CEO

Navitas Semiconductor Corporation 2101 E. El Segundo Blvd., Suite 205 El Segundo, CA 90245

Notice of Annual Stockholders’ Meeting
and Proxy Statement

DATE:	Thursday, November 10, 2022

TIME:	9:30 a.m.

PLACE:	Navitas Semiconductor Corporation 3520 Challenger Street Torrance, CA 90503

ITEMS OF BUSINESS:	1.
To consider and act upon a proposal to elect to the board of directors two persons nominated by the board of directors to serve as Class I directors (see Proposal 1 at page 13 of the accompanying proxy statement).

	2.	To consider and act upon a proposal to approve the Navitas Semiconductor 2022 Employee Stock Purchase Plan (see Proposal 2 at page 28 of the accompanying proxy statement).

3.
To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 31, 2022 (see Proposal 3 at page 32 of the accompanying proxy statement).

	4.	To attend to other business that may properly come before the meeting.

RECORD DATE:	September 19, 2022

HOW TO VOTE:	See page 1 of the accompanying proxy statement for information on how to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to be Held on November 10, 2022:	This notice and the accompanying proxy statement and our 2021 Annual Report are available at http://www.cstproxy.com/nvts/2022

IMPORTANT:
So that as large a proportion as possible of stockholders’ interests are represented at the meeting, please vote as soon as possible to ensure your shares are represented and save soliciting expense to the company.

By order of the board of directors, Gene Sheridan, Chairman, President and CEO Paul D. Delva, Secretary

September 30, 2022

(i)

Navitas Semiconductor Corporation 2101 E. El Segundo Blvd., Suite 205 El Segundo, CA 90245

PROXY STATEMENT 2022 Annual Stockholders’ Meeting November 10, 2022, 9:30 a.m. Navitas Semiconductor Corporation 3520 Challenger Street Torrance, CA 90503

GENERAL INFORMATION

Why We Are Sending You This Proxy Statement

The board of directors is soliciting proxies to vote your shares at the upcoming annual stockholders’ meeting. Whenever a public company’s management solicits proxies for a meeting of stockholders, the company must send stockholders a proxy statement, annual report and other materials, or make those materials available to stockholders online. The contents, timing and method of delivering the meeting notice and other proxy materials are prescribed by Delaware and federal law, SEC regulations and Nasdaq Stock Market listing standards and rules. Most stockholders will not receive printed copies of our proxy materials. Instead, on or about September 30, 2022, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”), with instructions for accessing this proxy statement, form of proxy card and our annual report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”). Stockholders can access these proxy materials at http://www.cstproxy.com/nvts/2022. This distribution process conserves resources and reduces costs to the company, while meeting our obligations to provide information relevant to our stockholders’ continued investment in Navitas. If you received the Notice and would like to receive a printed copy of our proxy materials, please follow the instructions in the Notice for requesting those materials.

However you choose to receive the proxy materials, we urge you to please review them and vote your shares as soon as possible to ensure your shares are represented at the meeting and to save additional soliciting expense to the company.

The proxy process gives you the opportunity to direct how your shares will be voted on the following three proposals to be presented at the meeting:

Proposal 1:	To elect two nominees as Class I directors to serve until the 2025 annual stockholders’ meeting;

Proposal 2:	To approve the Navitas Semiconductor 2022 Employee Stock Purchase Plan; and

Proposal 3:	To ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2022.

The proposals are described in greater detail below. If you vote online or by phone, or sign and return a proxy or voting instruction card (if applicable), your shares will be voted according to your instructions. If you sign and return a proxy card without specifying choices, your shares will be voted for each of the director nominees in Proposal 1 and in favor of Proposal 2 and Proposal 3. The persons named on the proxy card will have discretionary authority to vote proxies on any other matter that properly comes before the meeting or any adjournment or postponement thereof. In the election of directors, proxies cannot be voted for more than two persons.

How to Vote — Your Form of Share Ownership Affects How You Can Vote

As summarized below, although all shares of Navitas common stock have identical voting rights, differences in the form of share ownership affect how your shares can be voted at the annual meeting.

The procedures for voting are as follows:

Stockholders of Record. Stockholders of record are those whose shares are registered directly in their names with our transfer agent, Continental Stock Transfer & Trust Company. Stockholders of record may vote by proxy online, vote by proxy over the phone, vote by proxy by mail using a proxy card, or vote in person at the meeting. Whether or not you plan to attend the meeting, we urge you to please vote by proxy in advance of the meeting to ensure your votes are counted. You may still attend the meeting and vote in person, even if you have already voted by proxy. Any votes you cast in person will supersede any previous votes that you may have submitted. Stockholders of record should follow the applicable instructions below:

•VOTE ONLINE - Visit http://www.cstproxy.com/nvts/2022 and follow the on-screen instructions. Have your proxy card and control number ready. To be counted, your online votes must be received by 11:59 p.m., Eastern Time, on November 9, 2022.
•VOTE BY PHONE - Call toll-free 1 (866) 894-0536 using a touch-tone phone and follow the recorded instructions. Have your proxy card and control number ready. To be counted, your telephone votes must be received by 11:59 p.m., Eastern Time, on November 9, 2022.
•VOTE BY MAIL: To vote using the proxy card, complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.
•VOTE IN PERSON: To vote in person, attend and vote by ballot at the meeting.

Beneficial Owners. Beneficial owners are those whose shares are held in a brokerage or bank account or held by another nominee. These shares are often referred to as “street name” shares. If you are a beneficial owner, you should have received a notice containing voting instructions from the broker, bank or other organization holding your shares, rather than from us or our transfer agent. To vote your shares, follow the voting instructions in that notice. Beneficial owners have the right to direct their brokers or nominees how to vote their shares, and are also invited to attend the annual meeting. However, since beneficial owners are not stockholders of record, they may not vote their shares in person at the meeting unless, before the meeting, they obtain a “legal proxy” from the broker, bank or other nominee that holds their shares, giving them the right to vote the shares at the meeting. If you are a beneficial owner and wish to vote your shares in person at the meeting, you must contact the broker, bank or other nominee that holds your shares, before the meeting, for information on how to obtain a legal proxy for such purpose.

Your Proxy Can Be Revoked

Stockholders of Record. If you are a stockholder of record, you can revoke your proxy at any time before your shares are voted at the meeting by filing a new proxy with the secretary of the company at the company’s principal executive offices, or by filing any instrument revoking your prior proxy. If you are a stockholder of record and attend the meeting in person, you may, if you wish, vote by ballot at the meeting, which would revoke any proxies previously given by any method.

Beneficial Owners. If you are a beneficial owner, you must contact the broker, bank or other nominee that holds your shares prior to the meeting if you wish to revoke or change prior voting instructions.

Voting Rights of Stockholders and Other Requirements

Who May Vote. All holders of Navitas Semiconductor common stock at the close of business on September 19, 2022, the record date, are entitled to one vote per share of common stock held for each matter submitted for a vote at the meeting. On that date there were 151,978,427 shares of common stock outstanding. See “Beneficial Ownership by Directors, Officers and Principal Stockholders” for information regarding the beneficial ownership of our common stock by our current directors (including the nominees for reelection to the board), officers, and stockholders known to us to beneficially own five percent or more of our common stock.

Quorum. The holders of a majority of shares of common stock entitled to vote must be present in person or represented by proxy at the meeting to constitute a quorum and allow business to be conducted at the meeting. This means that holders of at least 75,989,214 shares of our common stock must be present in person or represented by proxy at the meeting to constitute a quorum. If you vote online or by phone on any proposal, or sign and return a proxy card, your shares will be part of the quorum for the meeting, even if you abstain from voting or fail to specify choices on the proxy card.

Broker Non-Votes. So-called “broker non-votes” occur when nominees, such as brokers holding shares on behalf of their beneficial owner customers, do not receive voting instructions from the beneficial owners of those shares sufficiently in advance of the meeting. When this happens, brokers may or may not have discretion to vote those shares, depending on the nature of the proposal under applicable stock exchange rules. If, as to a particular proposal, the nominee does not receive instructions from the beneficial owner, and the nominee is not permitted to vote the beneficial owner’s shares without such instructions, then the shares are not voted and are referred to as “broker non-votes” on that proposal. For this meeting, brokers that do not receive instructions from their customers may vote in their discretion only on Proposal 3 (ratification of independent registered public accounting firm). On the other two proposals, including Proposal 1 (election of directors) and Proposal 2 (approval of employee stock purchase plan), if you are a beneficial owner and do not give your broker or nominee specific voting instructions sufficiently in advance of the meeting, your shares cannot be voted on those proposals, and your shares would then be referred to as “broker non-votes” on the proposal in question. The effects of broker non-votes on the outcome of each proposal are discussed in the next few paragraphs.

Vote Requirements to Approve Proposals; Effects of Abstentions and Broker Non-Votes. In the election of directors (Proposal 1), directors are elected by a plurality of votes cast. This means the nominees for election who receive the most votes will be elected to the available positions on the board. Abstentions and broker non-votes are not counted in determining whether a director is elected because they do not reflect votes cast at the meeting. Thus, assuming a quorum is present for the meeting, abstentions and broker non-votes will have no effect on the election of directors.

In Proposal 2, we are seeking stockholder approval of the Navitas Semiconductor 2022 Employee Stock Purchase Plan. Under our bylaws, this proposal will be approved if a majority of the votes cast on the proposal are voted in favor. Assuming a quorum is present for the meeting, abstentions and broker non-votes will have no effect on the proposal because they do not reflect votes cast in favor of or against the proposal.

In Proposal 3, we are seeking non-binding stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022. Under our bylaws, this proposal will be approved if a majority of the votes cast on the proposal are voted in favor. Assuming a quorum is present for the meeting, abstentions will have no effect on the proposal because they do not reflect votes cast in favor of or against the proposal. Since brokers will have discretion to vote their customers’ shares on Proposal 3, broker non-votes are not expected to occur on this proposal.

Our transfer agent will tabulate the votes and act as inspector of election for the meeting, and will also determine whether a quorum is present.

Voting on Other Matters
The board of directors is not aware of matters to be brought before the meeting other than as set forth in the meeting notice. If any other matters properly come before the meeting, the persons named in the enclosed proxy card or their substitutes will have discretion to vote in accordance with their best judgment on such matters, provided that in no event may proxies be cast for more than two director nominees.
Proxy Solicitation; Expenses
Navitas will bear all costs of soliciting proxies for the meeting. Our directors, officers and employees may solicit proxies from stockholders by mail, telephone, email, personal interview or otherwise. Directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of our common stock held of record by them and such parties will be reimbursed for their reasonable expenses.

Navitas has retained Morrow Sodali LLC, an independent proxy solicitation firm, to assist in soliciting proxies on our behalf. We have agreed to pay Morrow Sodali a fee of approximately $9,500, plus costs and expenses, for these services. Our agreement with Morrow Sodali requires us to indemnify Morrow Sodali against damages, liabilities or third-party claims arising out of the engagement, subject to customary exceptions. If stockholders need assistance with casting or changing their vote, they should contact Morrow Sodali toll-free at (800) 662-5200.
List of Stockholders
In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available for 10 days prior to the meeting, for any purpose germane to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., local time, at our offices at 3520 Challenger St., Torrance, CA 90503.
Voting Confidentiality
Proxy Cards, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed to unrelated third parties except as required by law.
Changes to Meeting Date, Time, Location or Meeting Format Due to Covid-19 Concerns
Although the 2022 annual meeting is currently scheduled as an in-person meeting, it is possible that we will need to change the date, time or location of the meeting, or change the meeting to an online-only format, due to concerns over Covid-19. In such event we will announce the change by issuing a press release and filing the announcement with the SEC as definitive additional soliciting material, among other steps intended to inform stockholders, intermediaries and other meeting participants of the change.
Emerging Growth Company Status
We are an “emerging growth company” under applicable federal securities laws and therefore are permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (JOBS Act), including the compensation disclosure required of a “smaller reporting company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.

So that as large a proportion as possible of stockholders’ interests are represented at the meeting, please vote as soon as possible. Voting early ensures your shares will be represented at the meeting and saves additional soliciting expense to the company.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Background on Our Status as a Public Company
The 2022 annual stockholders’ meeting will be our first annual meeting since becoming a public company. The terms of office of our current board of directors began on October 19, 2021, at the closing of a series of related transactions we refer to as the “Business Combination,” in which our company (then named Live Oak Acquisition Corp. II) acquired all of the equity interests of Navitas Semiconductor Limited, an Irish private company domesticated in Delaware as Navitas Semiconductor Ireland, LLC (“Legacy Navitas”). As a result of the Business Combination, Legacy Navitas became our wholly owned subsidiary, we changed our name to Navitas Semiconductor Corporation, and our common stock began trading on the Nasdaq Stock Market under the trading symbol “NVTS.” For more information about the Business Combination, see Note 1 to our consolidated financial statements in Part II, Item 8 of our 2021 Annual Report.
References in this proxy statement to “Navitas,” “we,” “our,” “us” and the “company” refer to Legacy Navitas and its predecessors before the Business Combination and/or to Navitas Semiconductor Corporation and its consolidated subsidiaries after the Business Combination, as the context suggests.
Board Structure and Directors’ Terms of Office
Navitas’ business and affairs are managed under the direction of our board of directors, which currently consists of seven members, five of whom have been determined by the board of directors to be “independent” from the company and its management under applicable SEC regulations and Nasdaq Stock Market listing standards. Under our certificate of incorporation, approved by stockholders at a special meeting held in connection with the closing of the Business Combination, board members serve staggered three-year terms. Accordingly, directors are divided into three classes: Class I, whose initial terms expire at the 2022 annual stockholders’ meeting; Class II, whose initial terms expire at the 2023 annual stockholders’ meeting; and Class III, whose initial terms expire at the 2024 annual stockholders’ meeting. In each case the director’s term continues until the election and qualification of a successor or the director’s earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. The classification of our board may have the effect of delaying or preventing changes in control of our company.
The following table sets forth the names, ages as of September 30, 2022, and certain other information regarding each member of the board, including the nominees for election as Class I directors at the upcoming annual meeting. Biographical information about each director follows the table.

			Current Term Expires	Board Committees and Director Roles
Name	Age	Positions		Audit Committee	Compensation Committee	Nominating and Governance Committee
Nominees for Reelection:
Gene Sheridan*	56	Class I Director, Chair of the Board, President and Chief Executive Officer	2022
Dan Kinzer*	65	Class I Director, Chief Operating Officer and Chief Technology Officer	2022
Continuing Directors:
Brian Long	65	Lead Independent Director, Class II Director	2023	Member	Member	Member
David Moxam	65	Class II Director	2023	Member	Chair
Dipender Saluja	57	Class II Director	2023			Chair
Richard Hendrix	56	Class III Director	2024	Chair	Member
Gary Wunderlich	52	Class III Director	2024			Member
*    Under applicable SEC regulations and Nasdaq listing standards, only independent directors may serve on board committees. Hence, as executive officers, Mr. Sheridan and Mr. Kinzer do not serve on board committees.
Biographical Information for Directors
Class I Nominees for Election for Terms Expiring at the 2025 Annual Stockholders’ Meeting
Gene Sheridan. Mr. Sheridan is our President and Chief Executive Officer, and is the Chair and a Class I member of our board of directors. His current term of office as a director is scheduled to expire at the 2022 annual stockholders’ meeting. Mr. Sheridan co-founded Navitas and has served as President, Chief Executive Officer and member of the

Navitas board since 2014. Mr. Sheridan has over 25 years of experience in the power management and semiconductor industry. From 2013 through 2015, Mr. Sheridan served as Chief Executive Officer of Empower Semiconductor, a provider of power management services, and since then has served as its board chairman. From 2011 through 2013, he served as Senior Vice President and General Manager, Wireless Products Group at SMSC (now part of Microchip Technology, Inc.), a provider of mixed-signal, analog and Flash-IP solutions. From 2006 to 2011, he served as Chief Executive Officer of BridgeCo (now part of Microchip Technology, Inc.), a networking media semiconductor company. Prior to that, Mr. Sheridan held various roles at International Rectifier, a power management technology company (now part of Infineon Technologies), from 1988 to 2006, including Vice President, Processor Power Group and Vice President, Consumer & Communications Business Unit. Mr. Sheridan received a Bachelor of Science, Electrical Engineering (BSEE) in 1988 from Clarkson University.

We believe Mr. Sheridan is qualified to serve on our board due to his extensive executive management and power management and semiconductor industry leadership experience as well as his deep knowledge of Navitas’ technology and business operations.

Dan Kinzer. Mr. Kinzer is our Chief Operating Officer and our Chief Technology Officer and is a Class I member of our board whose term of office as a director is scheduled to expire at the 2022 annual stockholders’ meeting. He co-founded Navitas and has been a member of the Navitas board since 2014. He has served as Navitas’ Chief Technology Officer and Chief Operating Officer since 2014. Mr. Kinzer has over 30 years of experience as a senior technology executive leading research and development at semiconductor and power electronics companies. His experience includes developing advanced power device and IC platforms, wide bandgap gallium nitride (GaN) and silicon carbide (SiC) device design, integrated circuit (IC) and power device fabrication processes, advanced IC design, semiconductor package development and assembly processes, and design of electronic systems. From 2007 through 2014, Mr. Kinzer was Senior Vice President and Chief Technology Officer at Fairchild Semiconductor (now part of ON Semiconductor). Prior to that, he served in various positions, including Vice President of Research & Development and Director of Power IC Development at International Rectifier from 1988 through 2007. Mr. Kinzer holds a Bachelor of Science in Engineering, Department of Aerospace and Mechanical Sciences Program in Engineering Physics, from Princeton University.

We believe Mr. Kinzer is qualified to serve on our board due to his executive management and semiconductor and power electronics industry leadership experience as well as his deep knowledge of Navitas’ technology and business operations as Chief Technology Officer and Chief Operating Officer.

Class II Directors Continuing in Office until the 2023 Annual Stockholders’ Meeting

Brian Long. Mr. Long is a Class II member of our board whose term of office as a director is scheduled to expire at the 2023 annual stockholders’ meeting. Mr. Long has been a member of our board of directors since 2015 and, since the consummation of the Business Combination he has served as Lead Independent Director. He is a member of the audit committee, compensation committee, and nominating and governance committee. Mr. Long is a founder and has served as Managing Partner of Atlantic Bridge Capital, a venture capital firm, since 2004. Prior to that, he co-founded and from 1993 to 2003 served as Chief Executive Officer of CEVA (Parthus), a semiconductor company which went public. Mr. Long also co-founded and was chairman of GloNav Inc. (now part of NXP), from 2006 to 2008, which developed the first single-chip GPS solutions used on Samsung Galaxy mobile phones. Mr. Long is an investor and currently serves as a board member of various technology companies, including Intel Movidius since 2013, Quixey since 2012 and Hedvig Inc. since 2013. Previous investment and board seats include Maginatics, Inc. (now part of EMC), Ozmo Devices (now part of Atmel), BridgCo (now part of SMSC), Silicon Blue Technologies (now part of Lattice Semiconductor) and Osmetta Inc. (now part of Facebook). Mr. Long holds a Master’s in Electronic Engineering from Trinity College, Dublin.

We believe Mr. Long is qualified to serve on our board based on his experience as a board member of technology companies and his investing experience.

David Moxam. Mr. Moxam is a Class II member of our board whose term of office as a director is scheduled to expire at the 2023 annual stockholders’ meeting. He is also chair of the compensation committee and a member of the audit committee. He has been a member of our board of directors since 2014. Mr. Moxam is a founder and has been the Managing Partner of Malibu IQ, LLC, a venture capital firm, since 2011. Malibu IQ was an original investor in Navitas. Since 2002, Mr. Moxam has also served as Managing Partner at Manti Ventures, LLC, a venture capital firm. Mr. Moxam was a founder of Authentix, Inc., a global provider of authentication and information services, and served as its

Chief Executive Officer from 2002 to 2012. He is the Executive Chairman and serves as a board director of Decisio at Decisio Health, Inc., the first FDA-accepted clinical decision support software platform for clinical care in hospitals that aims to improve clinical outcomes. Mr. Moxam was a founding member of the board of directors at PeopleShores PBC, a technology services provider and impact sourcing partner for socially conscious corporations, since 2017. Mr. Moxam has received various recognitions, including the Queen’s Award for Enterprise in the U.K., and he was an Ernst & Young Entrepreneur of the Year for Technology in the U.S. Mr. Moxam holds graduate diplomas in Physics and Business Administration from Laurentian University in Canada and has participated in corporate executive programs with INSEAD, an international business school in France.

We believe Mr. Moxam is qualified to serve on our board based on his experience as a member of the Navitas board and his executive and board level experience at disruptive technology companies.

Dipender Saluja. Mr. Saluja is a Class II member of our board whose term of office as a director is scheduled to expire at the 2023 annual stockholders’ meeting. He is also chair of the nominating and governance committee. He has been a member of our board since 2015. Mr. Saluja has served as Managing Director of Capricorn Investment Group, an investment firm, since 2006. Prior to Capricorn Investment Group, he served in various operating roles at Cadence Design Systems, an electronic design company, from 1990 to 2006. Mr. Saluja currently serves on the boards of QuantumScape (NYSE: QS), Joby Aviation, Inc. (NYSE: JOBY) and several private companies. Mr. Saluja also currently serves as a Commissioner of the Global Commission to End Energy Poverty (GCEEP), on the leadership council of Cyclotron Road, on the Investment Advisory Committee of the PRIME Coalition, on the Investment Council of CalStart, and on the Advisory board of the Institute On The Environment.

We believe Mr. Saluja is qualified to serve on our board because of his extensive operational, management, strategy, investment and directorship experience, particularly in the areas of technology, electronics, semiconductors, transportation, renewable energy and cleantech.

Class III Directors Continuing in Office until the 2024 Annual Stockholders’ Meeting

Richard Hendrix. Mr. Hendrix is a Class III member of our board whose term of office as a director is scheduled to expire at the 2024 annual stockholders’ meeting. Mr. Hendrix is chair of the audit committee and a member of the compensation committee. Mr. Hendrix served as chief executive officer and a member of the board of directors of the registrant (then named Live Oak Acquisition Corp. II (“Live Oak”)) from August 2020 to the closing of the Business Combination on October 19, 2021. Since January 2021, Mr. Hendrix has been chief executive officer and a member of the board of directors of Live Oak Mobility Acquisition Corp., a blank check company that consummated its initial public offering in March 2020. Mr. Hendrix has also been chief executive officer and a member of the board of directors of Live Oak Crestview Climate Acquisition Corp., a blank check company, since February 2021. From January 2020 to December 2020, Mr. Hendrix served as an officer and director of Live Oak Acquisition Corp., a blank check company that consummated a business combination with Meredian Holdings Group, Inc., which was renamed Danimer Scientific, Inc. at the closing of the business combination. Mr. Hendrix continues to serve as a director of Danimer Scientific, Inc. Since March 2020, Mr. Hendrix has served as a board member of America’s Lift Chair Supplier, LLC, a medical equipment supplier. Mr. Hendrix served as chief executive officer of FBR & Co., or FBR, a capital markets firm, from 2009 to 2017, and as chairman from 2012 to 2017. While at FBR, Mr. Hendrix oversaw the growth of the company and oversaw numerous strategic transactions while in his role as Chairman and Chief Executive Officer at FBR, ultimately executing a merger with B. Riley Financial, Inc. in 2017. Following the merger, Mr. Hendrix served as director of B. Riley Financial until October 2017. Prior to his tenure as Chief Executive Officer of FBR, Mr. Hendrix served as Arlington Asset Investment Corp.’s President and Chief Operating Officer from 2004 to 2007 and its Chief Investment Officer from 2003 to 2004. Previously, he was the President and Chief Operating Officer of FBR Asset Investment Corporation and concurrently headed the Real Estate and Diversified Industrials Investment Banking groups of FBR. Prior to FBR, Mr. Hendrix was a Managing Director in PNC Capital Markets’ investment banking group and headed PNC’s asset-backed securities business. Mr. Hendrix is a co-founder and Managing Partner of Live Oak Merchant Partners, a merchant bank providing capital and advisory services to middle market companies across several industries. Mr. Hendrix also currently serves as an operating executive at Crestview Advisors, L.L.C., a private equity firm, and is currently the chairman of PMC Consolidated Holdings LLC, the parent company of Protect My Car, a portfolio company of Crestview Advisors that provides extended auto warranty plans to consumers. Mr. Hendrix is also the Founder and Chief Executive Officer of RJH Management Co., a privately held investment management business. Mr. Hendrix received his B.S. in Finance from Miami University.

We believe Mr. Hendrix is qualified to serve on our board due to his extensive finance, investment and advisory background.

Gary Wunderlich. Mr. Wunderlich is a Class III member of our board whose term of office as a director is scheduled to expire at the 2024 annual stockholders’ meeting. He also serves as a member of the nominating and governance committee. Mr. Wunderlich served as an officer of Live Oak from August 2020 to the consummation of the Business Combination on October 19, 2021. Since February 2022 Mr. Wunderlich has served as a Director of Valuence Merger Corp. I (NASDAQ: VMCA), a blank check company focused on combining with a merger target based in Asia, (excluding China, Hong Kong and Macau). Since January 2021, Mr. Wunderlich has served as President and Chief Financial Officer and a member of the board of directors of Live Oak Mobility Acquisition Corp. (NYSE: LOKM), a blank check company that consummated its initial public offering in March 2020. Mr. Wunderlich has also been President, Chief Financial Officer, Secretary and a member of the board of directors of Live Oak Crestview Climate Acquisition Corp., a blank check company, since February 2021. From January 2020 to December 2020, Mr. Wunderlich served as an officer of Live Oak Acquisition Corp., a blank check company that consummated a business combination with Meredian Holdings Group, Inc., which was renamed Danimer Scientific, Inc. at the closing of the business combination.. Mr. Wunderlich is co-founder and managing partner of Live Oak Merchant Partners, a merchant bank providing capital and advisory services to middle market companies across a wide range of industries. Prior to co-founding Live Oak in 2019, Mr. Wunderlich was the founder and Chief Executive Officer of Wunderlich Securities, Inc. (“WSI”), a full-service investment banking and brokerage firm, from 1996 until its merger in 2017 with B. Riley Financial, Inc. Following the merger, Mr. Wunderlich served as a director of B. Riley from 2017 to July 2018 and remained chief executive officer of WSI (rebranded B. Riley Wealth) until November 2018. Mr. Wunderlich has also been consistently involved in securities industry organizations throughout his career. From 2016 to 2018 Mr. Wunderlich was a member of the Securities Industry and Financial Markets Association’s (“SIFMA”) National Board of Directors. He was also a founding board member of the American Securities Association from its inception in 2016 until 2018. Mr. Wunderlich also served in various capacities with the Financial Industry Regulatory Authority (FINRA) including serving on the National Advisory Board, serving on the District 5 Committee as both a Member and Chairman, and serving as a Member of the National Membership Committee. Since March 2020, Mr. Wunderlich has served as a board member of America’s Lift Chair, LLC, a medical equipment supplier. Since 2005, Mr. Wunderlich has been a member of the Young Presidents’ Organization and participates in the Family Business, Family Office, Financial Services and Entrepreneurship and Innovation Networks. He was inducted into the Society of Entrepreneurs in 2014 and served on its board of directors from 2016 until 2022. He is also the managing member of Eighty Park Avenue Partners LLC, a family investment vehicle. Mr. Wunderlich received a B.A. in Economics from the University of Virginia and an M.B.A. from the University of Memphis.

We believe Mr. Wunderlich is qualified to serve on our board due to his extensive investment and securities background.

Director Independence Generally

The Nasdaq Stock Market rules require that a majority of our board of directors be independent of the company and its management. An “independent director” is defined generally as a person other than an executive officer or employee of the listed company or any other individual having a relationship which, in the opinion of the board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The board of directors has determined that all members of the board of directors, other than Mr. Sheridan and Mr. Kinzer, is an independent director under the Nasdaq rules.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our president and chief executive officer, chief financial officer, and other executive and senior officers. The full text of our code of business conduct and ethics is posted on the investor relations page of our website, at https://ir.navitassemi.com/corporate-governance/documents-charters. This reference to our website does not include or incorporate by reference the information on that website into this proxy statement. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of these provisions, on our website or in public filings to the extent required by applicable regulations or other requirements.

Board Leadership Structure and Role in Risk Oversight

Board Leadership. Mr. Sheridan, our President and CEO, has served as chair of the board of directors since the closing of the Business Combination. When Mr. Sheridan was elected chair, the board also elected Mr. Long as lead independent director. The board of directors believes it is in the best interests of the company and its stockholders that the board make its own determinations, from time to time, based on all of the then-current facts and circumstances, regarding whether to separate the roles of board chair and CEO and whether the board chair, if not the CEO, should be an independent director. The board believes the current leadership structure is appropriate given the company’s and the board’s current needs. More specifically, the board of directors believes that the company and the board are best served by a single individual who leads the board, management and our company as a unified whole.

Risk Oversight. Our management is responsible for day-to-day risk management of the company, subject to oversight by the board of directors and its committees with regard to the major risks inherent in our business, including strategic, regulatory, compliance, operational, financial, reputational and cybersecurity risks, and the efforts of management to address and mitigate such risks.

The board of directors receives reports concerning our risk assessment and risk management. In addition, the audit committee meets periodically with our independent auditors, with our general counsel and with management, to discuss the company’s major financial and other risk exposures and the steps to monitor and control such exposures. In addition, the board reviews information regarding other risks through reports of its other committees.

Restrictions on Short Sales or Speculative Transactions by All Directors and Employees

The board of directors believes that it is undesirable for our directors, officers and employees to engage in hedging or speculative transactions that may put the personal gain of the insider in conflict with the best interests of Navitas and its stockholders, or otherwise give the appearance of impropriety. Therefore, under Navitas’ Insider Trading Policy, directors, officers and employees of Navitas and its affiliates, whether or not in possession of material non-public information, are prohibited from (a) entering into hedging or monetization transactions (including but not limited to zero-cost collars, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments), (b) trading in options, warrants, puts and calls or similar instruments on our securities on margin, and (c) selling our securities “short” (i.e., selling stock that is not owned and borrowing the shares to make delivery).

Communications with Directors

Stockholders who would like to send communications to our board may do so by submitting such communications to our corporate secretary, c/o Navitas Semiconductor Corporation, 2101 E. El Segundo Blvd., Suite 205, El Segundo, CA 90245, Attention: Corporate Secretary, or after November 1, 2022, c/o Navitas Semiconductor Corporation, 3520 Challenger St., Torrance, CA 90503, Attention: Corporate Secretary. Stockholders may direct such communications to the chair, any other individual director or the board as a group. We suggest, but do not require, that such submissions include the name and contact information of the stockholder making the submission and a description of the matter that is the subject of the communication. Communications are distributed to the board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our board requests that certain items which are unrelated to the duties and responsibilities of the board be excluded. The secretary will not forward to the board junk mail, job inquiries, business solicitations, or offensive or otherwise inappropriate materials.

Board Meetings and Committees

During our last fiscal year ended December 31, 2021, our current board of directors was in office from the closing of the Business Combination on October 19, 2021 through December 31, 2021. Over that period, our board of directors held four meetings, the audit committee held three meetings, the compensation committee held two meetings, and the nominating and governance committee held no meetings. Each board member attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which such director served during the periods that the director served on such committees.

It is the policy of our board to regularly have separate meeting times for independent directors without management present. Since, in our board members’ experience, holders of the vast majority of shares in public companies such as Navitas choose to vote their shares through the proxy process and, generally, do not themselves attend annual meetings of stockholders, our board has not adopted a formal policy regarding attendance by members of our board of directors at annual stockholders’ meetings.

Our board of directors has an audit committee, compensation committee, and nominating and governance committee. The composition and responsibilities of each of the committees of our board is described below. Members serve on these committees until their resignation or until otherwise determined by the board.

Audit Committee

The members of our audit committee are Richard Hendrix (chair), Brian Long and David Moxam. The board has determined that each committee member satisfies the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The board has also determined that Mr. Hendrix is an “audit committee financial expert,” as that term is defined in SEC rules.

Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems and our legal compliance. Our audit committee responsibilities also include, among other things:

•selecting and hiring the independent registered public accounting firm to audit our financial statements;
•overseeing the performance of the independent registered public accounting firm and taking those actions as it deems necessary to satisfy itself that the accountants are independent of management;
•reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal control over financial reporting and disclosure controls;
•reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;
•overseeing our policies on risk assessment and risk management;
•reviewing related party transactions; and
•approving or, as required, pre-approving, all audit and all permissible non-audit services and fees to be performed by the independent registered public accounting firm.

Our audit committee operates under a written charter approved by our board of directors and that satisfies the applicable rules and regulations of the SEC and Nasdaq listing standards. The charter is available on our website at https://ir.navitassemi.com/corporate-governance/documents-charters. This reference to our website does not include or incorporate by reference the information on that website into this proxy statement.

Compensation Committee

The members of our compensation committee are David Moxam (chair), Brian Long and Richard Hendrix. The board has determined that each committee member satisfies the requirements for independence under the applicable rules and regulations of the SEC and Nasdaq.

Our compensation committee oversees our corporate compensation programs. The compensation committee responsibilities also include, among other things:

•reviewing and approving or recommending to the board for approval compensation of our executive officers;
•reviewing and recommending to the board for approval compensation of directors;
•overseeing our overall compensation philosophy and compensation policies, plans and benefit programs employees, including our executive officers;
•reviewing, approving and making recommendations to our board of directors regarding incentive compensation and equity plans; and
•administering our equity compensation plans.

Our compensation committee operates under a written charter approved by our board of directors and that satisfies the applicable SEC rules and regulations and Nasdaq listing standards. The charter is available on our website at https://ir.navitassemi.com/corporate-governance/documents-charters. This reference to our website does not include or incorporate by reference the information on that website into this proxy statement.

Nominating and Governance Committee

The members of our nominating and governance committee are Dipender Saluja (chair), Brian Long and Gary Wunderlich. The board has determined that each committee member satisfies the requirements for independence under the applicable rules and regulations of the SEC and Nasdaq.

The nominating and governance committee is responsible for, among other things:

•identifying, evaluating and selecting, or making recommendations to the board of directors regarding, nominees for election to the board of directors and its committees;
•evaluating the performance of the board of directors and of individual directors;
•considering, and making recommendations to the board of directors regarding, the composition of the board of directors and its committees;
•reviewing developments in corporate governance practices;
•evaluating the adequacy of the corporate governance practices and reporting; and
•developing, and making recommendations to the board of directors regarding, corporate governance guidelines and matters.

Our nominating and governance committee operates under a written charter approved by our board of directors and that satisfies the applicable SEC rules and regulations and Nasdaq listing standards. The charter is available on our website at https://ir.navitassemi.com/corporate-governance/documents-charters. This reference to our website does not include or incorporate by reference the information on that website into this proxy statement.

In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the committee evaluates all factors that it deems appropriate, including the number of current directors. It also takes into account specific characteristics and expertise that it believes will enhance the diversity of knowledge, expertise, background and personal characteristics of the board. In determining whether to recommend a director for re-election, the committee also considers matters relating to the retirement of members, including term limits or age limits, as well as the director’s past attendance at meetings, participation in and contributions to the board and other qualifications and characteristics set forth in the committee’s charter.

Diversity. The committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the committee members consider and discuss diversity, among other factors, with a view toward the needs of the board as a whole. The committee members generally conceptualize diversity broadly to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional background, education, skill and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the board. The committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the committee’s goal of creating a board that best serves the needs of the company and the interests of its stockholders.

In accordance with the requirements of Nasdaq Stock Market, the following table sets forth certain information based on the self-identified factors set forth below as voluntarily disclosed by our directors.

Board Diversity Matrix (as of September 30, 2022)

Total Number of Directors	7

Part I: Gender Identity	Female	Male
Directors	0	7
Part II: Demographic Background
Asian		1
White		6

Stockholder Recommendations for Director Nominees. The nominating and governance committee will consider recommendations of qualified nominees by stockholders on a substantially similar basis as it considers other nominees. Stockholders who wish to recommend candidates directly to our nominating and governance committee should send timely notice to the secretary of the company at our principal executive offices, together with information about the director candidate and the stockholder making the recommendation that would otherwise be required by the terms of our bylaws if the stockholder was nominating the individual for election to our board. To be timely, a stockholder’s notice must be delivered to the secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. The committee may also request additional information concerning the director candidate that it deems reasonably required to determine the eligibility and qualification of the director candidate to serve on the board. Recommendations should be sent to the attention of our corporate secretary, 2101 E. El Segundo Blvd., Suite 205, El Segundo, CA 90245, or after November 1, 2022, to 3520 Challenger St., Torrance, CA 90503.

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

In accordance with our certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. For more information on the structure and composition of the board, see “Board of Directors and Corporate Governance,” above.

At the 2022 annual stockholders’ meeting, two Class I directors will be elected to our board of directors by the holders of our common stock, each to serve for a three-year term expiring at the 2025 annual stockholders’ meeting, or until the election and qualification of the director’s successor or such director’s earlier death, resignation or removal.

Nominees for Director

Our board of directors has nominated Gene Sheridan and Dan Kinzer, who are current Class I directors, as nominees for reelection to our board of directors at the annual meeting as Class I directors. If elected, Mr. Sheridan and Mr. Kinzer will each continue to serve as a Class I director until the 2025 annual stockholders’meeting and until his successor is duly elected and qualified. For more information concerning the nominees, please see the biographical information in “Board of Directors and Corporate Governance,” above.

Mr. Sheridan and Mr. Kinzer have agreed to serve, if elected, and management has no reason to believe that either will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee who may be proposed by the nominating and corporate governance committee and designated by the present board of directors to fill the vacancy. Proxies may not be voted for more than two nominees.

Required Vote

The Class I directors elected to the board of directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote on the election of directors. In other words, the nominees receiving the highest number of “FOR” votes will be elected as Class I directors. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld, for the election of Gene Sheridan and Dan Kinzer. Abstentions and broker non-votes will have no effect on this proposal (for more information, see “General Information—Vote Requirements to Approve Proposals; Effects of Abstentions and Broker Non-Votes,” above).

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE REELECTION OF GENE SHERIDAN AND “FOR” THE REELECTION OF DAN KINZER AS CLASS I DIRECTORS, EACH TO SERVE UNTIL THE 2025 ANNUAL STOCKHOLDERS’ MEETING AND UNTIL HIS SUCCESSOR IS DULY ELECTED AND QUALIFIED OR UNTIL HIS EARLIER DEATH, RESIGNATION OR REMOVAL.

EXECUTIVE OFFICERS
The following table sets forth the name, age, and position of each of our executive officers as of September 30, 2022. Our executive officers are appointed by and serve at the discretion of the board of directors, subject to the terms and conditions of their respective employment agreements and applicable company policies.

Name	Age	Position
Gene Sheridan	56	President and Chief Executive Officer, Class I Director, Chair of Board
Dan Kinzer	65	Chief Technology Officer and Chief Operating Officer, Class I Director
Ron Shelton	61	Senior Vice President, Chief Financial Officer and Treasurer
Ranbir Singh	53	Executive Vice President, GeneSiC Business

Biographical Information for Executive Officers

For biographical information about Mr. Sheridan and Mr. Kinzer, please see “Biographical Information for Directors,” above.

Ron Shelton. Mr. Shelton joined Navitas as Senior Vice President, Chief Financial Officer and Treasurer on May 17, 2022. Mr. Shelton was previously Chief Financial Officer of Adesto Technologies Corporation, a provider of application-specific semiconductors and embedded systems for Internet-of-Things (“IoT”) devices used in industrial, consumer, communications and medical applications, from 2011 to 2020. Mr. Shelton is a member of the board of directors and an officer of Parabellum Acquisition Corp., a blank check company which, in September 2021, announced its intention to focus its search for a business combination target on companies that are actively engaged in IoT technology in various segments. Mr. Shelton’s other prior experience includes chief financial officer positions at GigOptix Inc., Alien Technology, LLC, Alliance Semiconductor, EmpowerTel Networks and Lara Networks and Cirrus Logic, Inc. Mr. Shelton has a bachelor’s degree in economics from Stanford University.

Ranbir Singh. Dr. Singh joined Navitas as Executive Vice President, GeneSiC Business, on August 15, 2022, upon the closing of Navitas’ acquisition of GeneSiC Semiconductor Inc. (“GeneSiC”). For information about the GeneSiC acquisition and Dr. Singh’s interests therein, see “Certain Relationships and Related Transactions—Acquisition of GeneSiC Semiconductor Inc.,” below. Dr. Singh was previously President and CEO of GeneSiC, which he founded in 2004. Prior to that he conducted research on silicon carbide (SiC) power devices, first at Cree Inc. and then at the National Institutes of Standards and Testing (NIST). Dr. Singh has published on a wide range of SiC and power technology subjects, including PiN, JBS and Schottky diodes, MOSFETs, IGBTs, Thyristors and field-controlled thyristors. He received Ph.D. and M.S. degrees in Electrical and Computer Engineering from North Carolina State University and a B. Tech. degree from the Indian Institute of Technology, Delhi.

EXECUTIVE AND DIRECTOR COMPENSATION
Summary Compensation Table

The following table sets forth certain information concerning the compensation of our executive officers for the years ended December 31, 2021 and December 31, 2020. In accordance with applicable SEC regulations, information is provided for each of the three individuals who were serving as executive officers of Navitas as of December 31, 2021. Ron Shelton, Senior Vice President, Chief Financial Officer and Treasurer, and Ranbir Singh, Executive Vice President, GeneSiC Business, each joined the company in 2022.

Name and principal position	Fiscal Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Gene Sheridan	2021	$375,000	$995,281	$26,332,500	$11,600	$27,714,381
President and Chief Executive Officer	2020	$375,000	—	—	$11,400	$386,400
Dan Kinzer	2021	$350,000	$1,000,000	$10,533,000	$11,600	$11,894,600
Chief Technology Officer and Chief Operating Officer	2020	$350,000	$10,000	—	$11,400	$371,400
Todd Glickman(4)	2021	$268,072	$300,000	$6,688,455	$11,600	$7,268,127
Sr. V.P., Interim Chief Financial Officer and Treasurer	2020	$210,060	$45,000	—	$10,202	$265,262
(1)    Amounts for 2021 reflect one-time cash bonus awards conditioned upon consummation of the Business Combination.
(2)    Reflects grant date fair value of awards of restricted stock units (RSUs). For additional information, see “Outstanding Equity Awards at 2021 Fiscal Year End,” below.
(3)    Reflects employer matching contributions under Navitas’ 401(k) plan.
(4)    Mr. Glickman, Senior Vice President, Finance, served as Interim Chief Financial Officer and Treasurer from the closing of the Business Combination on October 19, 2021 until May 23, 2022.

Employment Arrangements with Executive Officers

Before the Business Combination, Navitas entered into at-will employment agreements with Gene Sheridan, Dan Kinzer and Todd Glickman, which set forth general terms of employment, including salary, equity incentive compensation and other employee benefits provided to senior executives of the company. In connection with the Business Combination, the executive officers entered into new employment agreements, dated as of May 6, 2021, which became effective upon consummation of the Business Combination, on October 19, 2021, on substantially the same terms as their previous employment agreements, except that the current employment agreements do not provide for any equity compensation component or terms. Navitas expects to replace the current employment agreements to reflect the status of the company as a public company, contingent upon the approval of the compensation committee. The employment agreements with Mr. Sheridan, Mr. Kinzer and Mr. Glickman are filed as Exhibits 10.20, 10.21 and 10.22, respectively, of our 2021 Annual Report, and the foregoing summary is qualified in its entirety by reference to the full text of those agreements.

Outstanding Equity Awards at 2021 Fiscal Year End

The following table provides information on all outstanding option and stock awards held by the executive officers named in the summary compensation table as of December 31, 2021.

		Option awards					Stock awards
Name	Grant date	Number of securities underlying unexercised options (#) exercisable (1)	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price per share ($)	Option expiration date	Number of shares or units of stock that have not vested (#) (1)	Market value of shares or units of stock that have not vested ($) (2)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#) (1)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (2)
Gene Sheridan	3/27/18	1,994,544	—		$0.19	3/27/28
	12/29/21			3,250,000(3)	$15.51	12/29/31
	8/25/21								2,736,000(4)	$46,539,360
Dan Kinzer	3/27/18	450,072	—		$0.19	3/27/28
	12/29/21			3,250,000(3)	$15.51	12/29/31
	8/25/21								1,094,400(4)	$18,615,744
Todd Glickman	3/27/18	16,621	—		$0.19	3/27/28
	8/18/19	60,191	27,361		$0.21	8/18/29
	8/25/21						90,288(5)	$1,535,799
	8/25/21						547,200(6)	$9,307,872

(1)    The number of shares of common stock underlying option and RSU awards with grant dates preceding October 19, 2021, the closing date of the Business Combination, reflect adjustments to apply the exchange ratio, determined in accordance with the agreement governing the Business Combination, of 1.0944 shares of our common stock for each common share of Legacy Navitas outstanding immediately before consummation of the Business Combination.
(2)    In accordance with applicable SEC regulations, each amount in this column equals the closing market price per share of our common stock on December 31, 2021 ($17.01) multiplied by the number of shares underlying the award shown in the adjacent column. The amounts in this column do not necessarily represent the fair value for expensing purposes or the fair value of corresponding awards that were expected to vest as of December 31, 2021.
(3)    Consists of long-term incentive performance (“LTIP”) awards under the Navitas Semiconductor Corporation 2021 Equity Incentive Plan. The awards are structured as non-qualified stock options subject to vesting based on the achievement of share price targets and financial performance goals over a seven-year performance period from 2022 through 2028, inclusive. For more information, see “Long-Term Incentive Performance Awards to Executive Officers,” below.
(4)    Consists of restricted stock units (“RSUs”) granted under the Amended and Restated Navitas Semiconductor Limited 2020 Equity Incentive Plan (“2020 Plan”). RSUs become “earned,” and thus eligible for vesting, based on the aggregate market value of Navitas common stock on or after October 19, 2022, the first anniversary of the consummation of the Business Combination. Specifically, if the aggregate market value of our outstanding common stock equals or exceeds one or more of the values in the table below between October 19, 2022 and August 25, 2023 (the 24-month anniversary of the grant date), the corresponding number of RSUs held by Mr. Sheridan and Mr. Kinzer will become earned and eligible for vesting as described below (in each case without duplication of RSUs earned in respect of lower market values).

Aggregate market value of our common stock on/after October 19, 2022	RSUs earned and eligible for vesting for Mr. Sheridan	RSUs earned and eligible for vesting for Mr. Kinzer
$500,000,000	2,407,680	809,856
$550,000,000	2,489,760	886,464
$600,000,000	2,571,840	952,128
$650,000,000	2,653,920	1,028,736
$700,000,000	2,736,000	1,094,400
Earned RSUs vest in one-third increments on each of October 19, 2022, August 25, 2023 and August 25, 2024, or on the date that such market value is achieved, if later, provided in all cases that the executive remains a Navitas employee on the vesting date. Each one-third increment of earned RSUs is subject to earlier vesting if the closing price of our common stock is at least $12.00, $17.00 or $20.00 per share, respectively, on 20 trading days (whether or not consecutive) within any 30 consecutive trading day period commencing on or after March 18, 2022 (150 days after consummation of the Business Combination), provided the executive remains a Navitas employee on the vesting date. Vesting results in the delivery of one share of common stock per vested unit promptly following the vesting date.
(5)    Consists of RSUs granted under the 2020 Plan, which are subject to vesting as follows if the executive remains a Navitas employee on the applicable vesting date: 36,936 RSUs vest on each of September 15, 2022 and September 15, 2023, 6,840 RSUs vest on January 15, 2024 and 9,576 RSUs vest on September 15, 2024. Vesting results in the delivery of one share of common stock per vested unit promptly following the vesting date. As part of the same RSU grant but not reflected in the table above, 57,456 RSUs vested upon consummation of the Business Combination on October 19, 2021, conditioned on the executive remaining a Navitas employee on that date.
(6)    Consists of RSUs granted under the 2020 Plan, which vested in full on February 25, 2022, the six-month anniversary of the grant date, in accordance with the award agreement. Vesting resulted in the delivery of one share of common stock per vested unit on the vesting date. Vesting was conditioned on the executive remaining a Navitas employee on the vesting date. In addition, vesting of 50% of the RSUs was conditioned on the aggregate market value of our outstanding common stock being at least $500,000,000, and vesting of the remaining RSUs was conditioned on the aggregate market value of our outstanding common stock being at least $700,000,000, in each case at or following the consummation of the Business Combination. The aggregate market value of our outstanding common stock exceeded $700,000,000 at all times between the consummation of the Business Combination and the vesting date.

Long-Term Incentive Performance Awards to Executive Officers

Following the completion of the Business Combination and launch of Navitas as a public company in October 2021, the compensation committee, in consultation with the company’s compensation consultant and the board of directors, determined that performance goals for Navitas’ key leaders—including Gene Sheridan, our founding Chief Executive Officer, and Dan Kinzer, our founding Chief Technology Officer and Chief Operating Officer—should focus on financial metrics that directly impact shareholder return over the long term. At the same time, the committee was mindful of the need to design an incentive program for the company’s co-founders that would serve to retain the executives while also rewarding continued business success in the near and medium term. Based on these considerations, the committee determined that a long-term incentive focused on ambitious revenue growth tied to stock price and profitability gains would serve the company’s and stockholders’ interests during the expected key growth years ahead. On this basis, the compensation committee and board approved the award of the following long-term incentive performance (“LTIP”) awards to Mr. Sheridan and Mr. Kinzer on December 29, 2021.
The LTIP awards were structured as grants of non-qualified stock options to purchase up to 3,250,000 shares of common stock at an exercise price of $15.51 per share, the fair market value of our common stock on the grant date. Each executive’s award is divided into 10 tranches of 325,000 options, with each tranche having a corresponding share price target, revenue target and, for tranches 4-10, a target for adjusted EBITDA, all of which are greater than the respective targets for the preceding tranche. The targets for Mr. Sheridan and Mr. Kinzer are the same. The share price and performance targets are designed to provide financial rewards to the executives conditioned upon Navitas’ achievement of financial performance milestones which, if realized, would be expected to result in substantial increases in shareholder value over the long-term performance period of these awards. For example, for the executives to receive all targeted incentives would require achievement of a share price of at least $60 and at least $640 million in revenue or $162 million in adjusted EBITDA over a four-quarter measurement period (as described below), which achievement would be expected to result in intrinsic option value roughly equal to 2.5% (for each executive) of the overall increase in shareholder value, based on the company’s capitalization at the time of the awards. The LTIP award goals are ambitious and based on current assumptions that are subject to known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from those reflected in the goals. Because of this, LTIP goals should not be understood as predictions or forecasts of future performance or events. The share price and financial performance targets may be achieved during any of the successive (i.e., rolling) four-consecutive-quarter periods (each referred to as a “measurement period”) occurring over the seven-year performance period. Options in a given tranche will become eligible to vest in full only if, during a single measurement period, that tranche’s share price target is achieved and either the revenue target or, in the case of tranches 4-10, the adjusted EBITDA target for the same tranche is achieved. In the event all targets for more than one tranche are achieved in the same measurement period, all options in all such tranches would become eligible to vest, subject to the service-based and other conditions of the award. For a share price target to be achieved, the volume-weighted average price per share of our common stock over any 60 consecutive trading days during the applicable measurement period must equal or exceed the target price. For the financial performance targets to be achieved, they must be validated by the audit committee and certified by the compensation committee of the board of directors as part of their review of Navitas’ financial performance following the completion of the applicable measurement period. Furthermore, vesting will not occur until financial statements for the applicable measurement period, reflecting all components of the achieved financial targets, have been filed by Navitas with the SEC. For such purposes, adjusted EBITDA is defined as (i) consolidated net income after tax, plus (ii) interest expense, tax expense, non-cash stock-based compensation expense, depreciation expense and amortization expense, in each case consistent with the reporting of such amounts in our financial statements filed with the SEC. Amounts of revenue and adjusted EBITDA attributable to periods following acquisition transactions will be included in the determination of such amounts. In all cases, vesting is conditioned on the executive remaining a Navitas employee on the applicable vesting date. Lastly, as part of the awards’ purpose as a retention incentive, in no event will options in tranches 1 through 5 vest until the third anniversary of the grant date (December 29, 2024), and in no event will options in tranches 6 through 10 vest until the fourth anniversary of the grant date (December 29, 2025). As these awards are designed to be the exclusive equity incentive component of each executive’s compensation, the executives are not eligible to receive additional annual equity incentive awards until after the conclusion of the seven-year performance period.

Legacy Stock Grants and Option Awards

In February 2021, each executive officer entered into an amendment to his original employment agreement with Legacy Navitas, which provided, among other things, for a right of each executive to purchase restricted Legacy Navitas common shares at their fair market value per share. On October 12, 2020, Legacy Navitas’ independent valuation firm had issued a 409A valuation report determining the fair market value of Legacy Navitas’ common shares to be $0.29 per share, as of June 30, 2020. Accordingly, at the time the rights to purchase restricted Legacy Navitas common shares were granted, both the Legacy Navitas board and the executives believed the fair value of the shares was $0.29 per share. Based on that understanding, Mr. Sheridan, Mr. Kinzer and Mr. Glickman exercised their rights to purchase restricted shares and funded the purchases with full recourse promissory notes in the principal amounts of $796,987, $278,059 and $108,435, respectively. The shares underlying such awards would have been subject to the Legacy Navitas equity compensation plan’s standard four-year vesting schedule, whereby the amendment to the employment agreements provided for accelerated vesting in the event of a change-in-control (which would have included the consummation of the Business Combination). On May 12, 2021, Navitas received a revised 409A valuation report indicating that the correct fair market value of Legacy Navitas common shares was $1.16 per share as of June 30, 2020, correcting the original June 30, 2020 report. In addition, on May 27, 2021, Navitas’ independent valuation firm indicated that the fair market value of the Legacy Navitas common shares was $5.53 per share as of February 12, 2021. As a result of these valuation reports, the Legacy Navitas board of directors and the executive officers jointly decided to rescind the restricted stock grants, the full recourse promissory notes and the amendments to the employment agreements on May 26, 2021. The grants were rescinded because Legacy Navitas and the executives did not intend for the issuance of restricted Legacy Navitas common shares at a price less than fair market value. Navitas agreed to indemnify the executives in the event the rescissions give rise to any adverse personal income tax consequences for the executives.

Restrictions on Short Sales or Speculative Transactions

Our executive officers are subject to restrictions on short sales and speculative transactions that apply to all employees. For information about such restrictions, see “Board of Directors and Corporate Governance—Restrictions on Short Sales or Speculative Transactions by All Directors and Employees,” above.

Director Compensation in Fiscal Year 2021

The following table sets forth information concerning the compensation of our non-employee directors for the year ended December 31, 2021. The compensation of directors Gene Sheridan and Dan Kinzer, who are employees of the company, is fully reflected in the Summary Compensation Table and related discussion above. Mr. Sheridan and Mr. Kinzer do not receive additional compensation for their service as directors.

Non-employee director	Fees earned or paid in cash ($) (1)	Stock awards ($) (2)	Total ($)
Brian Long	$17,740	$140,000	$157,740
Richard Hendrix	$14,699	$140,000	$154,699
David Moxam	$14,192	$140,000	$154,192
Dipender Saluja	$11,151	$140,000	$151,151
Gary Wunderlich	$10,137	$140,000	$150,137

(1)     Reflects the total amount of annual fees for the applicable roles set forth in the table below, prorated for the period from the closing of the Business Combination on October 19, 2021 to December 31, 2021. Cash fees are paid to non-employee directors on a quarterly basis. The following components of non-employee director compensation were approved by the board of directors based on advice received from the company’s compensation consultant.

Component	Fee Per Year
Non-employee director annual retainer	$45,000
Lead independent director	$20,000
Audit committee member (chair paid 2x)	$10,000
Compensation committee member (chair paid 2x)	$7,500
Nominating and governance committee member (chair paid 2x)	$5,000
(2)    Reflects the grant date fair value of awards of restricted stock units (“RSUs”) granted on October 19, 2021 upon consummation of the Business Combination under the Navitas Semiconductor Corporation 2021 Equity Incentive Plan. Under Navitas’ non-employee director compensation program, each non-employee director receives an annual grant of RSUs with an aggregate fair market value on the grant date of $140,000, which vest in full on the first anniversary of the grant date. Accordingly, based on the closing price per share of our common stock on October 19, 2021 ($13.38), each non-employee director received a grant of 10,463 RSUs on that date.

Equity Compensation Plan Information

The following table sets forth information concerning compensation plans under which equity securities were authorized for issuance as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price per share of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	15,800,050(1)	$0.51(2)	16,334,305(3)
Equity compensation plans not approved by security holders	—	—	—
Total	15,800,050		16,334,305(3)
(1)    Consists of 11,274,706 shares underlying options and 4,525,344 shares underlying restricted stock units (“RSUs”).
(2)    Reflects the weighted-average exercise price of outstanding options only. RSUs are not assigned an exercise price.
(3)    The Navitas Semiconductor Corporation 2021 Equity Incentive Plan provides for an annual increase in the maximum number of shares available for issuance under the plan, effective as of the first day of each fiscal year, in an amount equal to the lesser of (i) 4% of the number of shares of common stock outstanding as of the conclusion of the immediately preceding fiscal year or (ii) such amount, if any, as the board of directors may determine. Pursuant to this provision, 4,709,340 shares (not reflected in the table above) were added to the number of shares available for future issuance under the plan as of January 1, 2022.

BENEFICIAL OWNERSHIP BY
DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS
The following table sets forth, as of September 19, 2022 (the “Table Date”), certain information regarding the beneficial ownership of our common stock by (i) each person known to us to own or control five percent or more of our common stock, (ii) each of our current directors and nominees, (iii) each of the “named executive officers” set forth in the summary compensation table on page 15 and (iv) all directors and executive officers as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if the person has or shares voting or investment power over that security, including options, RSUs or other derivative instruments that are exercisable or convertible into the security within 60 days of the date beneficial ownership is determined.
Unless otherwise noted, we believe that all persons in the table below have sole voting and investment power of all shares beneficially owned by them. The number of shares shown as beneficially owned by a person includes shares underlying options or RSU awards that are exercisable, or that would result in the receipt of shares, by that person within 60 days of the Table Date. Any such options or RSUs are described in the notes below the table. The ownership percentage shown for each person has been calculated based on (i) 151,978,427 shares of common stock outstanding on the Table Date, plus (ii) shares underlying options or RSUs (if any) that have been included in the number of shares beneficially owned by such person, which are deemed to be shares outstanding for the purpose of calculating such person’s (but no other person’s) ownership percentage. Unless otherwise indicated, the address of each person shown, as of the Table Date, is c/o Navitas Semiconductor Corporation, 2101 E. El Segundo Blvd., Suite 205, El Segundo, CA 90245.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock %
Directors, nominees and named executive officers:
Gene Sheridan(1)	5,772,588	3.7%
Dan Kinzer(2)	4,134,907	2.7%
Todd Glickman(3)	896,879	*
Richard Hendrix(4)	6,392,354	4.2%
Brian Long(5)	9,876,963	6.5%
David Moxam(6)	914,228	*
Dipender Saluja(7)	9,627,342	6.3%
Gary Wunderlich(8)	6,407,346	4.2%

All directors, nominees and executive officers as a group (9 persons)(9)	55,456,331	35.7%

Five Percent Holders:
Ranbir Singh(10)	18,645,603	12.3%
Atlantic Bridge III LP(11)	9,866,500	6.5%
Capricorn-Libra Investment Group, LP(12)	9,616,879	6.3%
*Less than 1%
(1)    Consists of (i) 1,266,044 shares held by The Eugene and Melissa Sheridan Trust, which are beneficially owned by Mr. Sheridan as trustee, (ii) 600,000 shares held by The Lolas Trust, which may be deemed to be beneficially owned by Mr. Sheridan but as to which Mr. Sheridan disclaims beneficial ownership, (iii) 1,000,000 shares held by The GaNFast Trust, which may be deemed to be beneficially owned by Mr. Sheridan, (iv) 1,994,544 shares underlying options exercisable within 60 days of the Table Date and (v) as described above under “Executive Compensation—Outstanding Equity Awards at 2021 Fiscal Year End,” 912,000 shares underlying RSUs subject to vesting on or after October 19, 2022 if the market value of all outstanding shares of Navitas common stock equals or exceeds $700,000,000.
(2)    Consists of (i) 3,770,107 shares held directly and (ii) as described above under “Executive Compensation—Outstanding Equity Awards at 2021 Fiscal Year End,” 364,800 shares underlying RSUs subject to vesting on or after October 19, 2022 if the market value of all outstanding shares of Navitas common stock equals or exceeds $700,000,000.

(3)    Consists of (i) 800,003 shares held directly and (ii) 96,876 shares underlying options that are exercisable within 60 days of the Table Date.
(4)    Consists of (i) 6,315,000 shares held by Live Oak Sponsor Partners II, LLC (“Live Oak Sponsor”), (ii) 66,891 shares held directly or in trust or retirement accounts and (iii) as described above under “Executive and Director Compensation—Director Compensation in Fiscal Year 2021,” 10,463 shares underlying an award of non-employee director RSUs scheduled to vest on October 19, 2022. Mr. Hendrix is a managing member of Live Oak Sponsor and may be deemed to have shared beneficial ownership of the securities held by Live Oak Sponsor.
(5)    Consists of (i) the shares beneficially owned by Atlantic Bridge III LP and affiliates as described in Note 11 below and (ii) as described above under “Executive and Director Compensation—Director Compensation in Fiscal Year 2021,” 10,463 shares underlying an award of non-employee director RSUs scheduled to vest on October 19, 2022.
(6)    Consists of (i) 903,765 shares held directly and (ii) as described above under “Executive and Director Compensation—Director Compensation in Fiscal Year 2021,” 10,463 shares underlying an award of non-employee director RSUs scheduled to vest on October 19, 2022.
(7)    Consists of (i) the shares beneficially owned by Capricorn-Libra Investment Group, LP and affiliates as described in Note 12 below and (ii) as described above under “Executive and Director Compensation—Director Compensation in Fiscal Year 2021,” 10,463 shares underlying an award of non-employee director RSUs scheduled to vest on October 19, 2022.
(8)    Consists of (i) 6,315,000 shares held by Live Oak Sponsor, (ii) 81,883 shares held directly or in trust or retirement accounts and (iii) as described above under “Executive and Director Compensation—Director Compensation in Fiscal Year 2021,” 10,463 shares underlying an award of non-employee director RSUs scheduled to vest on October 19, 2022. Mr. Wunderlich is a managing member of Live Oak Sponsor and may be deemed to have shared beneficial ownership of the securities held by Live Oak Sponsor.
(9)    Includes shares beneficially owned by Ranbir Singh, who became an executive officer on August 15, 2022, as described in Note 10 below. Does not include shares beneficially owned by Todd Glickman, as described in Note 3 above, since Mr. Glickman was not an executive officer on the Table Date.
(10)    As previously disclosed in Navitas’ current report on Form 8-K, filed with the SEC on August 15, 2022, Ranbir Singh, now Executive Vice President, GeneSiC Business, acquired the reported shares from Navitas in partial consideration for Navitas’ acquisition of GeneSiC Semiconductor Inc. on August 15, 2022. The reported shares do not include 6,237,558 shares held by an irrevocable trust for which Dr. Singh acted as grantor (the “Trust Shares”). Dr. Singh may be deemed to share voting and/or investment power with respect to the Trust Shares. Dr. Singh disclaims beneficial ownership of the Trust Shares. Dr. Singh’s business address is 43670 Trade Center Place, Suite 155, Dulles, VA 20166. For additional information about our acquisition of GeneSiC Semiconductor Inc. and Dr. Singh’s interests therein, see “Certain Relationships and Related Transactions—Acquisition of GeneSiC Semiconductor Inc.,” below.
(11)    Consists of 8,866,500 shares held by Atlantic Bridge III LP (“AB III”) and 1,000,000 shares held by China Ireland Growth Technology Fund II, L.P. (“CIGTF II”), an affiliate of AB III. The general partner of AB III is Atlantic Bridge III GP Limited (“AB III GP”). The general partner of CIGTF II is China Ireland Growth Technology Fund II GP, L.P. (“CIGTF II GP”), whose general partner is China Ireland Growth Technology Fund II GP Limited (“CIGTF GP Limited”). Atlantic Bridge Services Limited (“ABSL”) is a 50% shareholder in CIGTF GP Limited. Each of ABSL, AB III GP and CIGTF II GP Limited have common directors, some of whom are also shareholders in ABSL. Brian Long, a director of Navitas, is a shareholder in ABSL and is a director of each of AB III GP and CIGTF II GP Limited. The address of AB III, CIGTF II and AB III GP is 22 Fitzwilliam Square, Dublin 2, Ireland, and the address of CIGTF II GP, ABSL and CIGTF GP Limited is P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.
(12)    Consists of shares 66% of which are held by Capricorn-Libra Investment Group, LP (“CLIG”) and 34% of which are held by Technology Impact Fund, LP (“TIF”). Capricorn-Libra Partners, LLC (“CLP”) is the general partner of CLIG. Dipender Saluja, a director of Navitas, is the sole managing member of CLP and may be deemed to have beneficial ownership of the shares held by CLP. TIF Partners, LLC (“TIFP”) is the general partner of TIF. TIFP is owned by Dipender Saluja (50%) and Ion Yadigaroglu (50%), who may be deemed to share beneficial ownership of the shares held by TIF. The business address of CLIG, TIF, CLP and TIFP is 250 University Avenue, Palo Alto, CA 94301.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Under the SEC’s rules, a “related person” is a director, executive officer, nominee for director, or holder of more than five percent of our outstanding common stock since the beginning of the last fiscal year, and their immediate family members. In addition, under the SEC’s rules, a “related person transaction” is a transaction or series of transactions in which the company is a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.
The following is a description of each transaction since January 1, 2021, and each currently proposed transaction, in which:
•we have been or are to be a participant;
•the amount involved exceeds or will exceed $120,000; and
•any of our directors, executive officers or beneficial holders of more than five percent of our common stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.
Letter Agreements in Connection with Business Combination
In connection with entering into the Business Combination Agreement, on May 6, 2021, the company (then named Live Oak Acquisition Corp. II (“Live Oak”)) and the other parties thereto entered into letter agreements pursuant to which, among other things, the parties thereto agreed to vote their shares of Live Oak’s Class A Common Stock (“Live Oak Stock”) in favor of the Business Combination Agreement and the other transactions contemplated by the Business Combination Agreement and not to redeem any shares of Live Oak Stock in connection with such stockholder approval. The letter agreements provided, among other things, that (a) 20% of the shares held by Live Oak (which were converted into shares of Navitas common stock at the closing of the Business Combination (the “Closing”) (the “Founders Stock”)) would be subject to forfeiture and, even if released from such forfeiture restrictions may not be transferred until the earlier to occur of (i) one year after the Closing (i.e., October 19, 2022), (ii) if the reported closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days (whether or not consecutive) within any 30 consecutive trading day period commencing at least 150 days after the Closing (i.e., on or after March 18, 2022) or (iii) the date on which Live Oak completed a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property and (b) 80% of the shares of Founders Stock may not be transferred until released from extended transfer restrictions (with such release being made in three equal tranches on each of October 19, 2022, 2023 and 2024) after the Closing, subject to early release upon the satisfaction of certain price targets of $12.00, $17.00 and $20.00, which price targets are based upon the volume-weighted average closing sale price of one share of our common stock for any 20 trading days (whether or not consecutive) within any 30 consecutive trading day period commencing at least 150 days after the Closing Date.

Shareholder Tender and Support Agreement

On May 6, 2021, Legacy Navitas and certain key Legacy Navitas shareholders entered into a Shareholder Tender and Support Agreement (the “Shareholder Support Agreement”), whereby the key Legacy Navitas shareholders agreed to promptly and irrevocably tender all of their Legacy Navitas shares subject to the Tender Offer to the Tender Offer and to vote all of their Legacy Navitas shares in favor of the approval and adoption of the Business Combination Agreement and the transactions contemplated thereby. Additionally, each key Legacy Navitas shareholder agreed (a) not to transfer their Legacy Navitas shares (or enter into any arrangement with respect thereto) for a certain period of time and (b) not to grant any proxy that is inconsistent with the proxy granted in the Shareholder Support Agreement.

Collectively, as of May 6, 2021, the key Legacy Navitas shareholders party to the Shareholder Support Agreement held more than 80% of the outstanding shares of capital stock of Legacy Navitas. Among others, Gene Sheridan, Dan Kinzer, Todd Glickman, The Eugene and Melissa Sheridan Trust, Atlantic Bridge III LP, MalibuIQ LLC, Technology Impact Fund, LP and Capricorn-Libra Investment Group were parties to the Shareholder Support Agreement. Gene Sheridan and Daniel Kinzer were members of the Legacy Navitas board and are current members of our board who are nominated for reelection at the 2022 annual stockholders’ meeting. Todd Glickman was our Interim Chief Financial Officer and Treasurer from the Closing of the Business Combination until May 23, 2022. The Eugene and Melissa Sheridan Trust, Atlantic Bridge III LP, Technology Impact Fund, LP, and Capricorn-Libra Investment Group, are current stockholders (and Malibu IQ LLC is a former stockholder) and are affiliated with current members of our board.

Lock-Up Agreements

On May 6, 2021, Legacy Navitas, Live Oak and certain key Legacy Navitas shareholders entered into Lock-Up Agreements (each, a “Lock-Up Agreement”), whereby each of the key Legacy Navitas shareholders agreed not to sell or offer to sell Navitas securities beneficially owned by them following the Closing of the Business Combination for certain periods of time. Among others, Gene Sheridan, Dan Kinzer, Todd Glickman, The Eugene and Melissa Sheridan Trust, Atlantic Bridge III LP, MalibuIQ LLC, Technology Impact Fund, LP and Capricorn-Libra Investment Group are parties to Lock-Up Agreements. Gene Sheridan and Daniel Kinzer were members of the Legacy Navitas board and are current members of our board who are nominated for reelection at the 2022 annual stockholders’ meeting. Todd Glickman was our Interim Chief Financial Officer and Treasurer from the Closing of the Business Combination until May 23, 2022. The Eugene and Melissa Sheridan Trust, Atlantic Bridge III LP, Technology Impact Fund, LP, and Capricorn-Libra Investment Group, are current stockholders (and MalibuIQ LLC is a former stockholder) and are affiliated with current members of our board.

In connection with the Business Combination, Live Oak entered into new employment agreements with Gene Sheridan, Dan Kinzer and Todd Glickman, effective upon and subject to the Closing of the Business Combination, which agreements superseded their previous employment agreements. The new employment agreements provide for substantially the same terms as the prior employment agreements except that they do not include equity compensation elements or severance payments upon a change in control.

Indemnification Agreements

Our current certificate of incorporation and bylaws, each of which became effective upon consummation of the Business Combination, contain provisions limiting the liability of executive officers and directors, and our bylaws provide that Navitas will indemnify each of our executive officers and directors to the fullest extent permitted under Delaware law.

In connection with the Business Combination, we entered into new indemnification agreements with all of our directors and executive officers and certain other key employees. The indemnification agreements provide that we will indemnify those persons against any and all expenses incurred by them because of their status as a director, executive officer or employee to the fullest extent permitted by Delaware law, our certificate of incorporation and our bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, Navitas will advance all expenses incurred by those directors, executive officers and employees in connection with a legal proceeding involving their status as a director, executive officer or key employee.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the company and its stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

In addition, Legacy Navitas agreed to indemnify Gene Sheridan, Dan Kinzer and Todd Glickman from any losses that may arise in connection with the rescission of certain awards discussed under “Executive Compensation – Legacy Stock Grants and Option Awards.”

Legacy Stock Grants and Option Awards

In February 2021, each executive officer entered into an amendment to his original employment agreement with Legacy Navitas, which provided, among other things, for a right of each executive to purchase restricted Legacy Navitas common shares at their fair market value per share. On October 12, 2020, Legacy Navitas’ independent valuation firm had issued a 409A valuation report determining the fair market value of Legacy Navitas’ common shares to be $0.29 per share, as of June 30, 2020. Accordingly, at the time the rights to purchase restricted Legacy Navitas common shares were granted, both the Legacy Navitas board and the executives believed the fair value of the shares was $0.29 per share. Based on that understanding, Mr. Sheridan, Mr. Kinzer and Mr. Glickman exercised their rights to purchase restricted shares and funded the purchases with full recourse promissory notes in the principal amounts of $796,987, $278,059 and $108,435, respectively. The shares underlying such awards would have been subject to the Legacy Navitas equity compensation plan’s standard four-year vesting schedule, whereby the amendment to the employment agreements provided for accelerated vesting in the event of a change-in-control (which would have included the consummation of the Business Combination). On May 12, 2021, Navitas received a revised 409A valuation report indicating that the corrected fair market value of Legacy Navitas common shares was $1.16 per share as of June 30, 2020, correcting the original June 30, 2020 report. In addition, on May 27, 2021, Navitas’ independent valuation firm indicated that the fair market value of the Legacy Navitas common shares was $5.53 as of February 12, 2021. As a result of these valuation reports, the Legacy Navitas board of directors and the executive officers jointly decided to rescind the restricted stock grants, the full recourse promissory notes and the amendment to the employment agreements on May 26, 2021. The grants were rescinded because Legacy Navitas and the executives did not intend for the issuance of restricted Legacy Navitas common shares at a price less than fair market value. Navitas agreed to indemnify the executives in the event the rescissions give rise to any adverse personal income tax consequences for the executives.

Purchase of Shares from Executive Officer

On March 11, 2022, we purchased 66,829 shares of our common stock from Todd Glickman, Senior Vice President, Finance, who at the time was Interim Chief Financial Officer and Treasurer, for $8.23 per share or an aggregate purchase price of $550,003. The transaction was undertaken solely for the purpose of satisfying certain tax obligations of Mr. Glickman, including tax obligations arising in connection with his exercise of options to purchase shares of Legacy Navitas prior to the Business Combination, as contemplated by the Lock-Up Agreement with Mr. Glickman described above under “Lock-Up Agreements.” The sale was executed pursuant to an agreement entered into on March 4, 2022 between Navitas and Mr. Glickman, which provided that (a) the sale was subject to the approval of our board of directors, (b) the execution date of the sale would be the fifth trading day after the transaction was duly authorized by the board of directors and (c) the purchase price would be equal to the closing price of our common stock on the Nasdaq Stock Market on the trading day immediately preceding the execution date. Our board of directors authorized the transaction on March 6, 2022, hence the execution date was March 11, 2022, and the purchase price was equal to the closing price of our common stock on March 10, 2022. Following the sale Mr. Glickman held a total of 763,067 shares of our common stock. To the extent the foregoing description refers to the purchase and sale agreement between the company and Mr. Glickman, it is qualified by reference to the full text of the agreement, which is filed as Exhibit 10.5 to our quarterly report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 16, 2022.

Acquisition of GeneSiC Semiconductor Inc.

Merger Agreement

On August 15, 2022, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GeneSiC Semiconductor Inc., a Delaware corporation (“GeneSiC”), and the stockholders of GeneSiC, including Ranbir Singh, who became an executive officer of Navitas at the closing of the transaction, and The Ranbir Singh Irrevocable Trust dated February 4, 2022 (the “Singh Trust”). For biographical information about Dr. Singh, see “Executive Officers,” above. Pursuant to the Merger Agreement and immediately after its execution and delivery, GeneSiC merged with and into a wholly owned subsidiary of Navitas Semiconductor Corporation, which subsidiary survived the merger and continues to operate the GeneSiC business.

Total consideration for all of the equity interests of GeneSiC, acquired by Navitas from Dr. Singh and the Singh Trust pursuant to the Merger Agreement, consisted of approximately $100,000,000 in cash (subject to customary purchase price adjustments) and a total of 24,883,161 shares of Navitas common stock. As of September 19, 2022, Dr. Singh beneficially owned approximately 12.3% of our outstanding common stock (excluding 6,237,558 shares held by the Singh Trust, as to which Dr. Singh disclaims beneficial ownership) and was our largest stockholder. For additional information about the shares of Navitas common stock held by Dr. Singh and the Singh Trust, see “Beneficial Ownership by Directors, Officers and Principal Stockholders,” above. The Merger Agreement also includes possible earn-out payments of up to $25,000,000 in cash (of which approximately $18,260,000 is payable to Dr. Singh and $3,740,000 is payable to the Singh Trust), conditioned on the achievement of substantial revenue targets for the GeneSiC business over the four fiscal quarters ending September 30, 2023. Any such earn-out payments would be payable in the fourth quarter of 2023.

All of the shares of Navitas common stock issued to Dr. Singh and the Singh Trust under the Merger Agreement are subject to restrictions on transfer for six months after the closing date of the GeneSiC acquisition, or until February 15, 2023. In addition, 50% of the shares issued to Dr. Singh and the Singh Trust in the Merger are subject to further restrictions on transfer until October 19, 2023, which latter restrictions are subject to release (but not before February 15, 2023) if the closing price of Navitas common stock equals or exceeds $20 per share on any 20 trading days (whether or not consecutive) in any period of 30 consecutive trading days. The shares held by Dr. Singh are also subject to trading, reporting and other restrictions and requirements of Navitas’ Insider Trading Policy for as long as Dr. Singh remains an employee of the company.

The Merger Agreement contains customary representations and warranties by Navitas, and by Dr. Singh and the Singh Trust in their capacities as sellers of GeneSiC. Dr. Singh also agreed not to compete with the GeneSiC business or to solicit or hire any GeneSiC employees (subject to customary exceptions), or to solicit any of the GeneSiC business’ customers or suppliers, in each case for a period of five years after the closing date of the Merger.

Pursuant to the Merger Agreement, Navitas purchased a buyer-side representations and warranties insurance policy as additional recourse for certain losses arising out of a breach of the representations and warranties of Dr. Singh and the Singh Trust contained in the Merger Agreement. The policy is subject to certain policy limits, exclusions, deductibles and other terms and conditions. Under the Merger Agreement, Dr. Singh and the Singh Trust are obligated to indemnify Navitas for breaches of their representations and warranties contained in the Merger Agreement. In the case of breaches of non-fundamental representations and warranties, this obligation is generally limited to one-half of the retention (or deductible) amount under the representations and warranties insurance policy. For breaches of fundamental representations and warranties, Dr. Singh and the Singh Trust’s obligation to indemnify is limited to the full amount of such retention amount. In the absence of fraud, Dr. Singh and the Singh Trust will not be liable for damages resulting from breaches of their representations and warranties in excess of the limit of coverage under the representations and warranties insurance policy.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to our current report on Form 8-K, filed with the SEC on August 15, 2022. In addition, the above description of the Merger Agreement, and the Merger Agreement itself when included in our SEC filings, are intended to provide investors with information about the terms of the Merger Agreement. They are not provided for the purpose or with the intent of providing any other factual information about GeneSiC, Dr. Singh, the Singh Trust or Navitas. The Merger Agreement contains representations, warranties, covenants and agreements of Navitas on the one had, and of Dr. Singh and the Singh Trust on the other hand, which were made solely for the benefit of the other. Those representations, warranties, covenants and agreements were made only for purposes of the Merger Agreement as of the date thereof, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including for the purposes of allocating contractual risk between those parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Registration Rights Agreement

The issuance of shares in the GeneSiC acquisition to Dr. Singh and the Singh Trust was not registered with the SEC, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, or Rule 506 under the Securities Act. In connection with the consummation of the Merger Agreement, on August 15, 2022, Navitas entered into a registration rights agreement (the “Registration Rights Agreement”) with Dr. Singh and the Singh Trust, pursuant to which Dr. Singh and the Singh Trust have certain registration rights that will require Navitas to file registration statements with the SEC to register resales by Dr. Singh and the Singh Trust of shares issued to them in the Merger. Under the Registration Rights Agreement, Navitas agreed, among other things, to pay all fees and expenses incident to its performance of or compliance with the Registration Rights Agreement, and to indemnify the selling holders under such registration statements from certain liabilities relating thereto.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the agreement, included in forthcoming filings with the Securities and Exchange Commission.

Employment of Ranbir Singh

Upon the closing of the GeneSiC acquisition, we appointed Dr. Singh Executive Vice President, GeneSiC Business, reporting to President and CEO Gene Sheridan. In connection his employment by Navitas, Dr. Singh and Navitas entered into an employment agreement dated August 15, 2022. Under the agreement, Dr. Singh’s initial annual base salary is $350,000, with an opportunity to earn an annual incentive bonus of 50% of his base salary if target financial and other performance goals are achieved, and up to a maximum of 70% of his base salary if the goals are exceeded, in accordance with Navitas’ annual bonus plan. In connection with his recruitment, on August 15, 2022, Dr. Singh received an award, under the Navitas Semiconductor Corporation 2021 Equity Incentive Plan (“2021 Plan”) of long-term incentive performance (“LTIP”) stock options to purchase up to 3,250,000 shares of Navitas common stock. The LTIP award is structured on substantially identical terms to 2021 LTIP option grants to Navitas’ Chief Executive Officer and Chief Operating Officer / Chief Technology Officer. The options have an exercise price of $10.00 per share (the higher of $10.00 or the fair market value of Navitas common stock on the grant date). The award is divided into 10 tranches of 325,000 options, with each tranche having a corresponding share price target, revenue target and, for tranches 4-10, a target for adjusted EBITDA. For more information on Navitas’ LTIP option awards, including with respect to the performance measures, see “Executive Compensation—Long-Term Incentive Performance Awards to Executive Officers,” above.

Under Dr. Singh’s employment agreement, if Dr. Singh’s employment is involuntarily terminated by Navitas without cause or by Dr. Singh for “good reason”, as those terms are defined in his employment agreement, then Dr. Singh would be eligible for severance benefits equal to 12 months’ base salary and 12 months’ continued health benefits. If such a termination of employment occurs within 12 months of a change in control of Navitas, then Dr. Singh would be eligible for severance benefits equal to 24 months’ base salary and 24 months’ continued health benefits, and full vesting of equity incentive awards outstanding on the date of termination (with performance-based awards vesting at target achievement). Under Dr. Singh’s employment agreement, if Navitas provides severance benefits which are more favorable to any other C-level executive, such improved benefits will be extended to Dr. Singh.

The foregoing description of Dr. Singh’s employment agreement and elements of his compensation, including his LTIP option award, is qualified in its entirety by reference to the terms and conditions of the 2021 Plan and Dr. Singh’s employment agreement, included in past or forthcoming filings with the SEC.

Related Person Transaction Policy

We have a written policy on related party transactions which applies to all directors, officers and employees. The policy provides for review and oversight requirements and related procedures with respect to transactions in which: (i) Navitas was, is or will be a participant; (ii) the amount involved exceeds $120,000; and (iii) any related party had, has or will have a direct or indirect material interest. The policy defines “related party” to include not only parties set forth under the definitions contained in SEC rules (as described in the first paragraph of this section, above) but also to include additional parties such as controlled affiliates of the company. All related party transactions must be reviewed by our general counsel for potential conflict of interest situations and related matters on an ongoing basis. When review and oversight by the audit committee is required under the policy, the committee must be provided with the details of the transaction, including, but not limited to, the terms of the transaction, the business purpose of the transaction and the benefits to the company and to the other party. The policy seeks to ensure that all related party transactions are conducted at arm’s-length, on terms that are fair to the company and in the best interests of Navitas and its stockholders.

PROPOSAL 2

APPROVAL OF NAVITAS SEMICONDUCTOR 2022 EMPLOYEE STOCK PURCHASE PLAN

General

We are seeking stockholder approval of the Navitas Semiconductor 2022 Employee Stock Purchase Plan (the “ESPP”). A total of 3,000,000 shares of Navitas common stock will be reserved for issuance under the ESPP, as described below under “Limits on Authorized Shares; Limits on Contributions.” Our board of directors has approved the ESPP, subject to stockholder approval.

Under the ESPP, shares of common stock will be available for purchase by eligible employees who elect to participate in the ESPP. Eligible employees will be entitled to purchase, through payroll deductions, limited amounts of common stock at a discount during periodic purchase periods.

The ESPP is designed to provide U.S.-based and non-U.S.-based employees with opportunities to purchase shares of our common stock on favorable terms, in consideration for their service to the company. For U.S.-based employees, the ESPP is designed to provide opportunities to purchase shares under a qualified “employee stock purchase plan,” as that term is defined in Section 423(b) of the U.S. federal tax code. In general, such “423-qualified” plans provide certain U.S. federal income tax advantages to participating employees if they hold shares purchased under the plan for specified minimum periods, as described further in “U.S. Federal Income Tax Consequences of the ESPP,” below. The ESPP also includes a “non-423 component” intended to permit employees based in other countries to purchase shares on a basis which is not qualified under Section 423(b), on a country-by-country basis as determined by the board of directors and subject to the conditions set forth in the ESPP.

The board of directors believes that the ESPP will help Navitas retain and motivate eligible employees and will help further align the interests of eligible employees with those of Navitas stockholders. Navitas has not yet determined the timing of the initial offering period under the ESPP. The proposed number of shares authorized for issuance under the ESPP represents approximately 2% of the company’s outstanding common stock as of September 19, 2022. The board of directors believes that the proposed shares authorized for issuance under the ESPP represent a reasonable amount of potential equity dilution in light of the purposes of the ESPP described below.

Summary Description of the ESPP

The principal terms of the ESPP are summarized below. The following summary is qualified in its entirety by the full text of the ESPP, which appears as Annex A to this proxy statement.

Purpose. The purpose of the ESPP is to provide eligible employees with an opportunity to purchase shares of the company’s common stock at a favorable price and upon favorable terms in consideration of the participating employees’ continued services. The ESPP is intended to further align employees and stockholders on value creation, provide an additional incentive to participating eligible employees to remain in the company’s employ and to advance the best interests of the company and those of the company’s stockholders.

Operation of the ESPP. It is currently expected that the ESPP will operate in successive six-month periods, referred to as “Purchase Periods.” The board of directors, a committee designated by the board or other authorized administrator of the ESPP may change the duration of Purchase Periods from time to time in advance of the applicable Purchase Period, provided that no Purchase Period may be longer than 27 months.

On the first day of each Purchase Period (referred to as the “Offering Date”), each eligible employee who has elected to participate in the ESPP for that Purchase Period will be granted an option to purchase shares of the company’s common stock. A participant must designate in the election the percentage of the participant’s compensation to be withheld during that Purchase Period on an after-tax basis for the purchase of stock under the ESPP. The participant’s contributions will be credited to a bookkeeping account in his or her name. Amounts contributed to the ESPP constitute general corporate assets of the company and may be used for any corporate purpose.

Each option granted under the ESPP will automatically be exercised on the last day of the Purchase Period (referred to as a “Purchase Date”). The number of shares acquired by a participant on each Purchase Date will equal his or her ESPP account balance on that date divided by the purchase price for the applicable period. The determination of the purchase price for each Purchase Period will be established by the ESPP administrator in advance of the applicable period, but the purchase price per share will never be lower than the lesser of (i) 85% of the fair market value of a share of the company’s common stock at the start of the period (the applicable Offering Date), or (ii) 85% of the fair market value of a share of the company’s common stock at the end of the period (the applicable Purchase Date). No interest will be paid to any participant or credited to any account under the ESPP.

Eligibility. Only certain employees will be eligible to participate in the ESPP. To participate in any given Purchase Period, on the Offering Date of that period an individual must be employed by the company or one of its subsidiaries that has been designated as a participating subsidiary. In addition, we may require that the employee be customarily employed for more than 20 hours per week, and/or customarily employed for more than five months per calendar year.

We estimate that approximately 200 officers and employees of the company and its subsidiaries, including three of the company’s executive officers (Ranbir Singh is not eligible due to the 5% limitation discussed below), would be eligible to participate in the ESPP if the plan were now in effect. As of September 29, 2022, the fair market value of a share of the company’s common stock as reported on the Nasdaq Stock Market was $5.28.

Limits on Authorized Shares; Limits on Contributions. If stockholders approve the ESPP, 3,000,000 shares of the company’s common stock will initially be available for issuance or delivery under the plan.

Participation in the ESPP is also subject to the following limits:

•A participant cannot contribute more than 20% of his or her earnings to the purchase of stock under the ESPP in any one payroll period.
•A participant cannot purchase more than 3,000 shares of the company’s common stock under the ESPP in any one Purchase Period (subject to adjustment by the ESPP administrator for any changes in the length of the Purchase Period).
•A participant cannot purchase more than $25,000 worth of stock under the ESPP in any one calendar year (based on the fair market value of purchased shares at the start of the applicable Purchase Period, and regardless of the purchase price actually paid).
•A participant will not be granted an option under the ESPP if it would cause the participant to own stock and/or hold outstanding options to purchase stock representing 5% or more of the total combined voting power or value of all classes of stock of the company.

We have the flexibility to change the 20% contribution limit, and to change the 3,000 share limit, referred to above, from time to time without stockholder approval. However, without stockholder approval we cannot increase the aggregate share limit or the method for determining that limit under the ESPP, other than to reflect stock splits and similar adjustments as described below. The $25,000 limit and 5% ownership restriction, referred to above, cannot be changed because they are required by U.S. federal tax law.

Antidilution Adjustments. As is customary in stock incentive plans of this nature, the number and kind of shares available under the ESPP, as well as ESPP purchase prices and share limits, are subject to adjustment in the case of certain corporate events. These events include reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar unusual or extraordinary corporate events, or extraordinary dividends or distributions of property to our stockholders.

Termination of Participation. A participant’s election to participate in the ESPP will generally continue in effect for all Purchase Periods until the participant files a new election that takes effect or the participant ceases to participate in the ESPP. A participant’s participation in the ESPP generally will terminate if, prior to the applicable Purchase Date, the participant ceases to be employed by the company or one of its participating subsidiaries, or the participant is otherwise no longer eligible to participate.

If a participant’s ESPP participation terminates during a Purchase Period, the participant will no longer be permitted to make contributions to the ESPP for that Purchase Period and, subject to limited exceptions, the participant’s option for that Purchase Period will automatically terminate and his or her ESPP account balance will be paid to him or her in cash without interest. However, a participant’s termination from participation will not have any effect upon his or her ability to participate in any succeeding Purchase Period, provided that the applicable eligibility and participation requirements are again then met.

Transfer Restrictions. A participant’s rights with respect to options or the purchase of shares under the ESPP, as well as contributions credited to his or her ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

Administration. The ESPP is administered by the board of directors or by a committee appointed by the board. The administrator has full power and discretion to adopt, amend or rescind any rules and regulations for carrying out the ESPP and to construe and interpret the ESPP. Decisions of the ESPP administrator with respect to the ESPP are final and binding on all persons.

No Limit on Other Plans. The ESPP does not limit the ability of the board of directors or any committee of the board of directors to grant awards or authorize any other compensation, with or without reference to the company’s common stock, under any other plan or authority.

Amendments. The board of directors generally may amend or terminate the ESPP at any time and in any manner, provided that the then-existing rights of participants are not materially and adversely affected thereby. Stockholder approval for an amendment to the ESPP will only be required to the extent necessary to meet the requirement of Section 423 of the Code or to the extent otherwise required by law or applicable stock market listing rules. The ESPP administrator also may, from time to time, without stockholder approval, designate those subsidiaries of the company whose employees may participate in the ESPP and make certain other administrative changes as authorized by the plan.

Termination. The board of directors may terminate the ESPP at any time. If an event occurs in which the company does not survive (or does not survive as a public company in respect of its common stock), subject to any provision made by the board of directors for the assumption or continuation of the options then outstanding under the ESPP, the Purchase Period then in progress will be shortened and the outstanding options will automatically be exercised on a date established by the ESPP administrator that is not more than 10 days before the closing of the transaction.

Federal Income Tax Consequences of the ESPP

Following is a general summary of the current U.S. federal income tax principles applicable to the ESPP. The following summary is not intended to be exhaustive and does not describe U.S. state or local tax consequences or tax consequences in other countries.

For U.S.-based participating employees, the ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Participant contributions to the ESPP are made on an after-tax basis. That is, a participant’s ESPP contributions are deducted from compensation that is taxable to the participant and for which the company is generally entitled to a tax deduction.

Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her ESPP option. The company will have no tax deduction with respect to either of those events. A participant will generally recognize income (or loss) only upon a sale or disposition of any shares that the participant acquires under the ESPP. The particular tax consequences of a sale of shares acquired under the ESPP depend on whether the participant has held the shares for a “required holding period” before selling or disposing of the shares. The required holding period starts on the date that the participant acquires the shares under the ESPP and ends on the later of (i) two years after the Offering Date (start of the Purchase Period) or (ii) one year after the Purchase Date (end of the Purchase Period) on which the participant acquired the shares. Assuming the Purchase Period is six months as planned, the required holding period would end 18 months after the applicable Purchase Date.

If the participant holds the shares for the required holding period and then sells the shares at a price in excess of the purchase price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (i) the amount by which the fair market value of the shares on the Offering Date (start of the applicable Purchase Period) exceeded the purchase price of the shares (calculated as though the shares had been purchased on the Offering Date), or (ii) the gain on the sale of the shares. Any portion of the participant’s gain on the sale of the shares not taxed as ordinary income will be taxed as long-term capital gain. If the participant holds the shares for the required holding period and then sells the shares at a price less than the purchase price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. Navitas will not be entitled to a tax deduction with respect to any shares held by the participant for the required holding period, regardless of whether the shares are eventually sold at a gain or a loss.

The participant would have a “disqualifying disposition” if the participant sells the shares before the end of the required holding period. If the participant sells the shares in a disqualifying disposition, the participant will realize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares on the Purchase Date, and the company generally will be entitled to a corresponding tax deduction. In addition, if the participant makes a disqualifying disposition of the shares at a price in excess of the fair market value of the shares on the Purchase Date, the participant will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the Purchase Date. Alternatively, if the participant makes a disqualifying disposition of the shares at a price less than the fair market value of the shares on the Purchase Date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the Purchase Date and the selling price of the shares. Navitas will not be entitled to a tax deduction with respect to any capital gain realized by a participant.

Specific Benefits

The benefits that will be received by or allocated to eligible employees under the ESPP cannot be determined at this time because the amount of contributions set aside to purchase shares of the company’s common stock under the ESPP (subject to the limitations discussed above) is entirely within the discretion of each participant.

Required Vote and Recommendation of the Board for Proposal 2

Under our bylaws, assuming a quorum is present for the meeting, the affirmative vote of a majority of the votes cast on the proposal is required to approve the ESPP. Abstentions and broker non-votes will not reflect votes cast on the proposal and, as a result, will have no effect on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED ABOVE AND SET FORTH IN ANNEX A TO THIS PROXY STATEMENT.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP (“Deloitte”) audited Navitas’ financial statements for the year ended December 31, 2021. For information about fees paid to Deloitte for professional services rendered to Navitas for that year, see “Independent Registered Public Accounting Firm,” below. The board of directors, upon recommendation of the audit committee, desires to continue the services of Deloitte for the current year ending December 31, 2022. Accordingly, the board recommends that stockholders ratify the appointment of Deloitte to serve as Navitas’ independent registered public accounting firm for the year ending December 31, 2022. Representatives of Deloitte are expected to be available at the meeting and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate stockholder questions. Although ratification by stockholders is not required by our bylaws, the charter of the audit committee or applicable law, and is not a binding proposal, the audit committee believes that requesting ratification by stockholders of the committee’s selection of Deloitte as our independent registered public accounting firm is a matter of good corporate practice.

Required Vote and Recommendation of the Board for Proposal 3

Under our bylaws, assuming a quorum is present for the meeting, the affirmative vote of a majority of the votes cast on the proposal is required to approve Proposal 3. Abstentions will not be counted for or against the proposal and, as a result, will have no effect on the proposal. Broker non-votes are not expected to occur on Proposal 3.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our independent registered public accounting firm is Deloitte & Touche LLP (“Deloitte”). Aggregate fees for professional services rendered to Navitas Semiconductor Corporation by Deloitte for the fiscal year ended December 31, 2021 were as follows:

Audit Fees	$943,781
Audit Related Fees	252,848
Tax Fees	36,751
All Other Fees	—
Total	$1,233,380

Audit Fees. Deloitte was engaged as our independent registered public accounting firms to audit our financial statements for the year ended December 31, 2021 and to perform services in connection with our registration statements.

Audit Related Fees. Consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the consolidated financial statements but are not reported in the prior paragraph. These fees are primarily related to public company transition matters.

Tax Fees. Consist of fees for tax compliance, tax advice, and tax planning.

Auditor Independence. The audit committee of our board of directors has considered the non-audit services provided by Deloitte and determined that the provision of such services had no effect on Deloitte’s independence from Navitas.

Audit Committee Pre-Approval Policy and Procedures.

The audit committee must review and pre-approve all audit and non-audit services provided by Deloitte, and has adopted a Pre-Approval Policy. In conducting reviews of audit and non-audit services, the audit committee will determine whether the provision of such services would impair the auditor’s independence. The term of any pre-approval is twelve months from the date of pre-approval, unless the audit committee specifically provides for a different period. Any proposed services exceeding pre-approved fee ranges or limits must be specifically pre-approved by the audit committee.

Requests or applications to provide services that require pre-approval by the audit committee must be accompanied by a statement of the independent auditors as to whether, in the auditor’s view, the request or application is consistent with the SEC’s and the Public Company Accounting Oversight Board’s rules on auditor independence. Each pre-approval request or application must also be accompanied by documentation regarding the specific services to be provided.

The audit committee has not waived the pre-approval requirement for any services rendered by Deloitte to the company. All of the services provided by Deloitte to Navitas described above were pre-approved by the audit committee.

Report of the Audit Committee

In accordance with the audit committee charter, the audit committee oversees the company’s financial reporting process on behalf of the board of directors. Management is responsible for preparing the financial statements and for designing and implementing the reporting process, including the system of internal controls, and has represented to the audit committee that such financial statements were prepared in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for expressing opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles and the effectiveness of internal controls over financial reporting. The audit committee has reviewed and discussed with management and the independent registered public accounting firm, together and separately, the company’s audited consolidated financial statements contained in the company’s 2021 Annual Report.

The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board standards, Communications with Audit Committees, as amended. In addition, the committee has discussed with the independent registered public accounting firm the auditors’ independence from the company and its management, including the matters in the written disclosures and letter which were received by the committee from the independent registered public accounting firm as required by applicable requirements of the Public Company Accounting Oversight Board regarding the auditors’ communications with the audit committee concerning independence. The audit committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the company is compatible with the auditors’ independence, and concluded that the auditors are independent. Based on the reviews and discussions referred to above, the committee recommended to the board that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2021, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Richard J. Hendrix, Chair
Brian Long
David Moxam

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires Navitas’ directors and executive officers, and persons who own more than 10% of the company’s common stock, to file reports of ownership and changes in ownership of the common stock and other equity securities of the company with the Securities and Exchange Commission and the Nasdaq Stock Market. Based solely on our review of the copies of such reports received by the company, and any written representations that no other reports were required, we believe that all officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements during fiscal year 2021, except as follows: (i) the initial Form 3 and Form 4 for Mr. Long, filed in connection with the consummation of the Business Combination, were filed after the applicable deadlines due to the need to obtain replacement SEC filing credentials; (ii) one report on Form 4 for Mr. Saluja was filed one day after the applicable deadline; and (iii) one report on Form 4 timely filed by Mr. Hendrix and one report on Form 4 timely filed by Mr. Wunderlich, each in connection with the consummation of the Business Combination, did not reflect awards of 10,463 restricted stock units (RSUs) to each of those directors on October 19, 2021 pursuant to our non-employee director compensation program. The respective reports were amended to include those awards.
REQUIREMENTS FOR SUBMISSIONS FOR THE 2023 ANNUAL STOCKHOLDERS’ MEETING
Generally. We currently expect to hold our 2023 annual stockholders’ meeting in November 2023. However, it is possible that we will hold the meeting earlier in the year, including to align with customary practices of public companies that hold their annual meetings in the first half of the year. The paragraphs below set forth certain deadlines for stockholder submissions relating to the 2023 meeting under applicable SEC regulations and our bylaws, with respect to director nominations for election as well as other business to be transacted at the meeting. Please note that, as described in greater detail below, deadlines generally differ depending on whether or not the date of the 2023 annual meeting changes by more than 30 days from the date of this year’s annual meeting.

Proposals Governed by Rule 14a-8 Under the Exchange Act. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any proposal that a stockholder intends to be presented at the 2023 annual meeting via the company’s proxy statement and form of proxy must be received by our corporate secretary at our principal executive offices at the address below no later than 120 days before the date in 2023 which corresponds to the date that this year’s proxy statement was sent to stockholders. This means that, if we hold our 2023 annual meeting in November 2023 as currently planned, stockholder proposals must be received no later than June 2, 2023. However, if the 2023 annual meeting is held more than 30 days before or after the date of the 2022 annual meeting, then to be timely stockholder proposals must be submitted a reasonable time before we begin to print and send proxy materials for the 2023 meeting. Stockholder proposals received after the applicable deadline will be considered untimely under Rule 14a-8.

Stockholder Nominations of Candidates for Director and Other Business. If a stockholder desires to bring before the 2023 annual meeting a director nomination or other matter that is not the subject of a proposal meeting the requirements of Rule 14a-8 for inclusion in the company’s 2023 proxy statement, the stockholder must follow procedures outlined in our bylaws in order to personally present the proposal at the meeting. One of the procedural requirements is providing timely notice in writing of the director nomination or other business the stockholder proposes to bring before the meeting. If we hold our 2023 annual meeting in November 2023 as currently planned, then such written notice must be received by our corporate secretary at the address below no earlier than July 13, 2023 and no later than August 12, 2023, and the notice must also comply with the other requirements of our bylaws. However, if our 2023 annual meeting is held more than 30 days before or more than 60 days after the date of this year’s annual meeting, then to be timely the written notice must be received no later than the close of business on the later of August 12, 2023 or the tenth day following the day on which we first publicly announce the date of the 2023 annual meeting.

In addition, to comply with the “universal proxy rules” recently promulgated by the SEC, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees for election at the 2023 annual meeting must provide notice to the company at the address below, setting forth the information required by Rule 14a-19 under the Exchange Act, no later than September 11, 2023. However, if the date of the 2023 annual meeting changes by more than 30 days from this year’s annual meeting, Rule 14a-19 requires the notice be provided by the later of 60 calendar days prior to the date of the 2023 annual meeting or the tenth calendar day following the day on which we first publicly announce the date of the 2023 annual meeting.

We reserve the right to decline to include in our proxy materials any stockholder’s proposal that does not comply with the rules of the SEC. Our bylaws are included as Exhibit 3.2 to our 2021 Annual Report, filed with the SEC on March 31, 2022. We will furnish paper copies of the applicable bylaw provisions that set forth the requirements for a stockholder’s written notice, upon written request to the corporate secretary at the applicable address below, or by telephoning (844) 654-2642.

The address of the corporate secretary is:

before November 1, 2022:	on or after November 1, 2022:
Navitas Semiconductor Corporation 2101 E. El Segundo Blvd., Suite 205 El Segundo, CA 90245 Att’n: Corporate Secretary	Navitas Semiconductor Corporation 3520 Challenger St. Torrance, CA 90503 Att’n: Corporate Secretary

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

As permitted by applicable SEC rules, only one copy of our proxy materials is being delivered to stockholders of record residing at the same address who did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically, unless such stockholders have notified us of their desire to receive multiple copies of our proxy materials. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should contact us. Requests for additional copies or requests for householding for this year or future years should be directed in writing to the applicable adddress above, or made by telephone at (844) 654-2642.

ANNEX A –
NAVITAS SEMICONDUCTOR 2022 EMPLOYEE STOCK PURCHASE PLAN
1.    General.
(a)    Definitions. Capitalized terms used in this Plan have the meanings given in Section 17.
(b)    Purpose. The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations and Affiliates. The Plan provides a means by which Eligible Employees of the Company and certain Designated Companies may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.
(c)    Qualified and Non-Qualified Offerings Permitted. The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes grants of Purchase Rights under the Non-423 Component that do not meet the requirements of an Employee Stock Purchase Plan. Except as otherwise provided in the Plan or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component. In addition, the Company may make separate Offerings which vary in terms (provided that such terms are not inconsistent with the provisions of the Plan or the requirements of an Employee Stock Purchase Plan to the extent the Offering is made under the 423 Component), and the Company will designate which Designated Company is participating in each separate Offering.
2.    Administration.
(a)    The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b)    The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)    To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).
(ii)    To designate from time to time which Related Corporations will be eligible to participate in the Plan as Designated 423 Corporations or which Related Corporations or Affiliates will be eligible to participate in the Plan as Designated Non-423 Corporations, which Affiliates or Related Corporations may be excluded from participation in the Plan, and which Designated Companies will participate in each separate Offering (to the extent that the Company makes separate Offerings).
(iii)    To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.
(iv)    To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.
(v)    To suspend or terminate the Plan at any time as provided in Section 12.
(vi)    To amend the Plan at any time as provided in Section 12.
(vii)    Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company, its Related Corporations, and Affiliates and to carry out the intent that the 423 Component be treated as an Employee Stock Purchase Plan.
(viii)    To adopt such rules, procedures and sub-plans relating to the operation and administration of the Plan as are necessary or appropriate under applicable local laws, regulations and procedures to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States. Without limiting the generality of, but consistent with, the foregoing, the Board specifically is authorized to adopt rules, procedures, and sub-plans, which, if applicable to a Designated Non-423 Corporation, do not have to comply with the requirements of Section 423 of the Code, regarding, without limitation, eligibility to participate in the Plan, the definition of eligible “earnings,” handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements.
(c)    The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Further, to the extent not prohibited by Applicable Law, the Board or Committee may, from time to time, delegate some or all of its authority under the Plan to other persons or groups of persons, including without limitation the Plan Administrator, as it deems necessary, appropriate, or advisable under conditions or limitations that it may set at or after the time of the delegation. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.
(d)    All determinations, interpretations and constructions made by the Board will not be subject to review by any person and will be final, binding and conclusive on all persons.
3.    Shares of Common Stock Subject to the Plan.
(a)    Number of Shares Available; Automatic Increases. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the initial number of shares of Common Stock that may be issued under the Plan shall equal 3,000,000 shares of Common Stock (the “Share Reserve”). For the avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Section 3(a) may be used to satisfy purchases of Common Stock under the 423 Component and any remaining portion of such maximum number of shares may be used to satisfy purchases of Common Stock under the Non-423 Component.
(b)    Shares Available Following Purchase Right Terminations. If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.
(c)    Source of Shares. The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.
4.    Grant of Purchase Rights; Offerings.
(a)    Offerings. The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and, with respect to the 423 Component, will comply with the requirements of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the Offering Document or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8 of the Plan, inclusive.
(b)    Restart Provision Permitted. The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.
5.    Eligibility.
(a)    General. Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation or an Affiliate. Except as provided in Section 5(b) or as required by Applicable Law, an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company, a Related Corporation or an Affiliate, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. The Board may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company, the Related Corporation or the Affiliate, as applicable, is more than 20 hours per week and/or more than five months per calendar year and/or such other criteria as the Board may determine consistent with Section 423 of the Code with respect to the 423 Component and Applicable Law. The Board further retains the discretion to determine which Eligible Employees may participate in an Offering pursuant to and consistent with U.S. Treasury Regulation Section 1.423-2(e) and (f).
(b)    Grant of Purchase Rights in Ongoing Offering. The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:
(i)    the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;
(ii)    the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and
(iii)    the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.
(c)    5% Stockholders Excluded. No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.
(d)    US$25,000 Limit. As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations or Affiliates, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation or Affiliates to accrue at a rate which, when aggregated, exceeds US$25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time, subject to compliance with Applicable Law.
(e)    Highly Compensated Employees. Officers of the Company and any Designated Company, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.
(f)    Non-423 Component Offerings. Notwithstanding anything in this Section 5 to the contrary, in the case of an Offering under the Non-423 Component, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Board has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practical for any reason.
6.    Purchase Rights; Purchase Price.
(a)    Grant and Maximum Contribution Rate. On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock (rounded down to the nearest whole number of shares) purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 20% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.
(b)    Purchase Dates. The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.
(c)    Other Purchase Limitations. A Participant may not purchase more than 3,000 shares of Common Stock under the Plan on any one Purchase Date. Without stockholder approval the Board may increase or reduce such maximum (including without limitation pursuant to Section 11(a) relating to Capitalization Adjustments) but shall not eliminate it under any circumstances with respect to an Offering under the 423 Component. In addition, in connection with each Offering made under the Plan, the Board may specify (i) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering and/or (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation (based on each Participant’s accumulated Contributions) of the shares of Common Stock (rounded down to the nearest whole number of shares) available will be made in as nearly a uniform manner as will be practicable and equitable.
(d)    Purchase Price. The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:
(i)    an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or
(ii)    an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.
7.    Participation; Withdrawal; Termination.
(a)    Enrollment and Contributions. An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company or Company Designee, within the time specified in the Offering, an enrollment form provided by the Company or Company Designee. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where Applicable Laws require that Contributions be deposited with a Company Designee or otherwise segregated. If permitted in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter during the Offering reduce (including to zero) or increase his or her Contributions. If required under Applicable Law or if specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through a payment by cash, check or wire transfer prior to a Purchase Date, in a manner directed by the Company or a Company Designee.
(b)    Withdrawals. During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company or a Company Designee a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.
(c)    Termination of Employment or Eligible Employee Status. Unless otherwise required by Applicable Law, Purchase Rights granted to a Participant pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason or (ii) is otherwise no longer eligible to participate, and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate.
(d)    Leave of Absence. For purposes of this Section 7, an Employee will be deemed not to have terminated employment or not failed to remain in the continuous employ of the Company or of a Designated Company in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute. The Company will have sole discretion to determine whether a Participant has terminated employment and the effective date on which the Participant terminated employment, regardless of any notice period or garden leave required under local law.
(e)    Employment Transfers. Unless otherwise determined by the Board, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Designated Company or between Designated Companies will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Purchase Right will be qualified under the 423 Component only to the extent such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Purchase Right will remain non-qualified under the Non-423 Component. In the event that a Participant’s Purchase Right is terminated under the Plan, the Company will distribute as soon as practicable to such individual all of his or her accumulated but unused Contributions.

(f)    No Transfers of Purchase Rights. During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation.
(g)    No Interest. Unless otherwise specified in the Offering or required by Applicable Law, the Company will have no obligation to pay interest on Contributions.
8.    Exercise of Purchase Rights.
(a)    On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock (rounded down to the nearest whole number of shares), up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.
(b)    Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock on a Purchase Date in an Offering, then such remaining amount will be distributed to such Participant as soon as practicable after the applicable Purchase Date, without interest, unless the payment of interest is required by Applicable Law and provided, that, if the remaining amount is less than the applicable purchase price of one full share of Common Stock on such Purchase Date, then the Company may approve, in its discretion, for such amount to be included in Contributions for the next Offering (if the Participant elects to participate therein).
(c)    No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by and permitted to be sold under an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control and other laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered and permitted to be sold, or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to and may be sold under such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 6 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered permitted to be sold under such registration, or the Plan is not in material compliance with Applicable Law, as determined by the Company in its sole discretion, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed as soon as practicable to the Participants without interest, unless the payment of interest is required by Applicable Law.
9.    Covenants of the Company.
The Company will seek to obtain from each U.S. federal or state, non-U.S., or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder unless the Company determines, in its sole discretion, that doing so is not practical or would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights and the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.
10.    Death of Participant.
If a Participant dies, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions, without interest, unless the payment of interest is required by Applicable Law, to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
11.    Adjustments upon Changes in Common Stock; Corporate Transactions.
(a)    Capitalization Adjustment. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) or kind and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) or kind and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights; and (iv) the class(es) or kind and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.
(b)    Corporate Transaction. In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock (rounded down to the nearest whole number of shares) within ten business days (or such other period specified by the Board) prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.
(c)    Spin-Off. In the event of a spin-off or similar transaction involving the Company, the Board may take actions deemed necessary or appropriate in connection with an ongoing Offering and subject to compliance with Applicable Law (including the assumption of Purchase Rights under an ongoing Offering by the spun-off company, or shortening an Offering and scheduling a new Purchase Date prior to the closing of such transaction). In the absence of any such action by the Board, a Participant in an ongoing Offering whose employer ceases to qualify as a Related Corporation as of the closing of a spin-off or similar transaction will be treated in the same manner as if the Participant had terminated employment (as provided in Section 7(c)).
12.    Amendment, Termination or Suspension of the Plan.
(a)    Plan Amendment. The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by Applicable Law, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, or (iv) expands the types of awards available for issuance under the Plan, but in each of (i) through (iv) above only to the extent stockholder approval is required by Applicable Law.
(b)    Suspension or Termination. The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.
(c)    No Impairment of Rights. Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to facilitate compliance with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans), including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date, or (iii) as necessary to obtain or maintain any special tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the 423 Component complies with the requirements of Section 423 of the Code, or other Applicable Law.
(d)    Corrections and Administrative Procedures. Notwithstanding anything in the Plan to the contrary, the Board or the Plan Administrator will be entitled to: (i) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (ii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (iii) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code; and (iv) establish other limitations or procedures as the Board or the Plan Administrator determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board or the Plan Administrator pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.
13.    Tax Matters.
(a)    Code Section 409A. Purchase Rights granted under the 423 Component are intended to be exempt from the application of Section 409A of the Code under U.S. Treasury Regulation Section 1.409A-1(b)(5)(ii). Purchase Rights granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception or compliant with Section 409A of the Code and any ambiguities will be construed and interpreted in accordance with such intent.
(b)    No Guarantee of Tax Treatment. Although the Company may endeavor to qualify a Purchase Right for special tax treatment under the laws of the United States or jurisdictions outside the United States, or avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan.

14.    Tax Withholding.
The Participant will make adequate provision to satisfy the Tax-Related Items withholding obligations, if any, of the Company and/or the applicable Designated Company which arise with respect to Participant’s participation in the Plan or upon the disposition of the shares of the Common Stock. The Company and/or the Designated Company may, but will not be obligated to, withhold from the Participant’s compensation or any other payments due the Participant the amount necessary to meet such withholding obligations, withholding a sufficient whole number of shares of Common Stock issued following exercise having an aggregate value sufficient to pay the Tax-Related Items or withhold from the proceeds of the sale of shares of Common Stock, either through a voluntary sale or a mandatory sale arranged by the Company or any other method of withholding that the Company and/or the Designated Company deems appropriate. The Company and/or the Designated Company will have the right to take such other action as may be necessary in the opinion of the Company or a Designated Company to satisfy withholding and/or reporting obligations for such Tax-Related Items. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.
15.    Effective Date of Plan.
The Plan will become effective upon its adoption and approval by the Board. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a) above, materially amended) by the Board.
16.    Miscellaneous Provisions.
(a)    Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.
(b)    A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).
(c)    The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at-will nature of a Participant’s employment or amend a Participant’s employment contract, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company, a Related Corporation, or an Affiliate, or on the part of the Company, a Related Corporation or an Affiliate to continue the employment of a Participant.
(d)    The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.
(e)    If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.
(f)    If any provision of the Plan does not comply with Applicable Law, such provision shall be construed in such a manner as to comply with Applicable Law.
17.    Definitions.
As used in the Plan, the following capitalized terms have the respective meanings given:
“423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.
“Affiliate” means any entity, other than a Related Corporation, in which the Company has an equity or other ownership interest or that is directly or indirectly controlled by, controls, or is under common control with the Company, in all cases as determined by the Board, whether now or hereafter existing.
“Applicable Law” means the requirements relating to the administration of equity-based awards under state corporate laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Purchase Rights are, or will be, granted under the Plan.
“Board” means the board of directors of the Company.
“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
“Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
“Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).
“Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Company.
“Company” means Navitas Semiconductor Corporation, a Delaware corporation, and any successor corporation thereto.
“Contributions” means the payroll deductions and/or other payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already contributed the maximum permitted amount of payroll deductions and/or other payments during the Offering.
“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)    a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii)    a sale or other disposition of more than 50% of the outstanding securities of the Company;
(iii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation or the sole parent of the surviving corporation; or
(iv)    a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
“Designated 423 Corporation” means any Related Corporation selected by the Board as participating in the 423 Component.
“Designated Company” means any Designated 423 Corporation or any Designated Non-423 Corporation, provided, however, that at any given time, a Related Corporation participating in the 423 Component shall not be a Related Corporation participating in the Non-423 Component.
“Designated Non-423 Corporation” means any Related Corporation or Affiliate selected by the Board as participating in the Non-423 Component.
“Director” means a member of the Board.
“Effective Date” means the effective date of the Plan, as set forth in Section 15.
“Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan. For purposes of clarity, the term “Eligible Employee” shall not include the following, regardless of any subsequent reclassification as an employee by the Company or a Designated Company, any governmental agency, or any court: (i) any independent contractor; (ii) any consultant; or (iii) any individual performing services for the Company or a Designated Company who has entered into an independent contractor or consultant agreement with the Company or a Designated Company. The Board shall have exclusive discretion to determine whether an individual is an Eligible Employee for purposes of the Plan.
“Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation (including an Affiliate). However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

“Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Fair Market Value” means, as of any date of determination, the closing sales price of the Common Stock as quoted on the Nasdaq Stock Market, LLC on such date. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists. In the absence of such a market for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with Applicable Law and, to the extent applicable as determined in the sole discretion of the Board, in a manner that complies with Sections 409A of the Code.
“Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.
“Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.
“Offering Date” means a date selected by the Board for an Offering to commence.
“Officer” means a person who is an officer of the Company or a Related Corporation or Affiliate within the meaning of Section 16 of the Exchange Act.
“Participant” means an Eligible Employee who holds an outstanding Purchase Right.
“Plan” means this Navitas Semiconductor 2022 Employee Stock Purchase Plan, as amended from time to time.
“Plan Administrator” means one or more Officers or Employees designated by the Board to administer the day-to-day operations of the Plan and the Company’s other equity incentive programs.
“Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.
“Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.
“Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.
“Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Share Reserve” means the maximum number of shares of Common Stock that may be issued under the Plan, as defined and determined in accordance with Section 3(a) of the Plan.
“Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising in relation to a Participant’s participation in the Plan and legally applicable to a Participant.
“Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the Nasdaq Global Market or any successors thereto, is open for trading.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
Vote by Internet or Telephone – QUICK ««« EASY,
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

NAVITAS SEMICONDUCTOR CORPORATION
Your phone or Internet vote authorizes the named proxies to vote according to your instructions. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on November 9, 2022.

INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this	X

PROPOSAL
YOUR VOTE
1	To elect two Class I directors for terms expiring at the 2025 Annual Meeting of Stockholders	FOR	WITHHOLD		BOARD OF DIRECTORS RECOMMENDS
	1.01 Gene Sheridan	☐	☐		FOR
	1.02 Dan Kinzer	☐	☐		FOR
		FOR	AGAINST	ABSTAIN
2	To approve the Navitas Semiconductor 2022 Employee Stock Purchase Plan	☐	☐	☐	FOR
		FOR	AGAINST	ABSTAIN
3	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022	☐	☐	☐	FOR

Signature _______________________________    Signature, if held jointly ____________________________    Date __________, 2022
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy
Materials for the Annual Meeting of Stockholders
The 2022 Proxy Statement and the 2021 Annual Report to
Stockholders are available at: http://www.cstproxy.com/nvts/2022
▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
NAVITAS SEMICONDUCTOR CORPORATION
The undersigned appoints Paul Delva and Ronald Shelton, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Navitas Semiconductor Corporation held of record by the undersigned at the close of business on September 19, 2022 at the Annual Meeting of Stockholders of Navitas Semiconductor Corporation to be held on November 10, 2022, or at any adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2 AND PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)